UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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EMERSON ELECTRIC CO.

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2019

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

FEBRUARY 5, 2019 | ST. LOUIS, MISSOURI

EMERSON.

We see

the world's most critical issues being addressed.

Emerson's Automation Solutions business enables the greatest use of the world's most valuable resources, and helps ensure the performance and safety of industries that are the backbone of daily life.

Emerson's Commercial & Residential Solutions business helps ensure human comfort and health by protecting food quality, creating sustainable infrastructure and advancing energy efficiency.

EMERSON. CONSIDER IT SOLVED.™

8000 W. Florissant Avenue

St. Louis, MO 63136

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2019 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 5, 2019 at 10:00 a.m., Central Time, at the Emerson headquarters located at 8000 W. Florissant Avenue, St. Louis, Missouri 63136.

At this year’s meeting, we will vote on the election of three directors and the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm. We will also hold a non-binding advisory vote on the compensation of Emerson’s named executive officers. We will also report on our business and provide an opportunity for shareholders to ask questions.

Three years ago, we introduced a bold, new vision for the future of Emerson: two complementary platforms to focus our expertise around our core strengths – Automation Solutions and Commercial & Residential Solutions. We are seeing this vision come to life and celebrating the strategic wins our repositioning has made possible. Over the past year, Emerson experienced strong growth in sales, earnings and cash flow that reinforced our market leadership position. Our growth was led by U.S. markets, and we continue to experience strong performance in Asia, particularly in China. We are also seeing growth in Europe, where we've made acquisitions that will give us a stronger presence in key markets like Germany.

In 2018, we continued to invest for growth, enhance critical capabilities for our customers and increase shareholder value. We deployed $2.2 billion for bolt-on mergers and acquisitions to drive sales and EPS growth, and we repurchased $1 billion in shares. At the same time, we increased our M&A and share repurchase targets through 2021 and enabled the business to continue to deliver on dividend growth, as we have done for 62 years. This strategic, balanced approach to capital deployment is shaping a bright future and positioning the next generation of leadership for continued success. For more information on our 2018 results, please see our 2018 Annual Report to Shareholders that is being made available with this Proxy Statement.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. On behalf of the Board of Directors and all of us at Emerson, we thank our shareholders for your continued trust and support.

December 14, 2018

Sincerely,

DAVID N. FARR

Chairman and

Chief Executive Officer

EMERSON 2019 PROXY STATEMENT	i

Notice of Annual Meeting of Shareholders for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 5, 2019, 10 a.m. CST
PLACE:	Emerson Headquarters, 8000 W. Florissant Avenue, St. Louis, MO 63136
ITEMS OF BUSINESS:

1.  To elect as Directors the three nominees named in the accompanying proxy statement.

2.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

3.  To approve, on an advisory basis, the compensation of Emerson’s named executive officers.

4.  To transact other business, if any, properly brought before the meeting.

WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 27, 2018
HOW TO VOTE:

Your vote is important, and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or in person at the meeting. If you attend the meeting, you may revoke your previously cast vote and vote in person. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

MEETING ADMISSION:

An admission ticket for record holders (or a satisfactory account statement for street name holders) is required to attend the meeting. Please see “Proxy Statement Summary” for information on attending the meeting. If you have questions regarding the required information, or to request an admission ticket, please contact the Emerson Investor Relations Department at 314-553-2197 in advance.

2018 ANNUAL REPORT AND DATE OF DISTRIBUTION:

For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018. A copy of our Annual Report to Shareholders for the fiscal year ended September 30, 2018 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders are first being made available or mailed to shareholders on or about December 14, 2018.

By order of the Board of Directors,
December 14, 2018	SARA YANG BOSCO
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 5, 2019

Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders for the fiscal year ended September 30, 2018 are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 14, 2018. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

ii	EMERSON 2019 PROXY STATEMENT

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. You should read the entire Proxy Statement before voting.

Annual Meeting

2019 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see Questions and Answers on page 55.

Meeting Date: Tuesday February 5, 2019	Meeting Place: Emerson Headquarters 8000 W. Florissant Ave. St. Louis, MO 63136	Meeting Time: 10:00 a.m. Central Time	Record Date: November 27, 2018

Voting Matters and Board Recommendations

Voting Matters	Recommendation	Vote Standard*	Page
Management Proposals
Item 1 Election of Directors	FOR each nominee	Majority present & entitled to vote	46
Item 2 Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	51
Item 3 Approval of named executive officer compensation	FOR	Majority present & entitled to vote	52

*

For the election of Directors, you have the choice of voting “FOR” all or individual nominees or to “Withhold Authority” to vote for all or individual nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

Casting Your Vote

Whether or not you plan to attend the meeting, please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your proxy card or voting instruction form.

By Internet: www.proxyvote.com	By Phone: 1-800-690-6903 (toll free within U.S. and Canada)	By Mail: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Attending the Meeting

You may also vote at the meeting. All attendees must present government-issued photo identification, such as a driver’s license or passport. If you are a shareholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you. If your shares are held by someone else (such as a broker) please bring a letter or account statement from that firm showing you were a beneficial holder on November 27, 2018. Failure to provide such identification may result in your exclusion from the meeting.

2	EMERSON 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Our Board of Directors

Nominees and Continuing Directors

The Emerson Board is divided into three classes. You are being asked to vote on the three Director nominees indicated below for the specified terms. The six continuing Directors were previously elected to three-year terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Farr. Please see “Proxy Item No. 1 – Election of Directors” for more information.

AC  Audit Committee

CC  Compensation Committee

EC  Executive Committee

FC  Finance Committee

NC  Corporate Governance and Nominating Committee

Nominees For Terms Ending In 2022

Clemens A. H. Boersig Retired Chairman of the Supervisory Board, Deutsche Bank AG Age: 70 Director Since 2009 Committees: CC, EC, FC	Joshua B. Bolten President and Chief Executive Officer, Business Roundtable Age: 64 Director Since 2012 Committees: AC, EC, NC	Lori M. Lee Chief Executive Officer AT&T Latin America and Global Marketing Officer for AT&T, Inc. Age: 53 Director Since 2018 Committees: AC, FC
To Continue In Office Until 2020

David N. Farr Chairman and Chief Executive Officer, Emerson Age: 63 Director Since 2000 Committee: EC	Gloria A. Flach Retired Corporate Vice President and Chief Operating Officer, Northrop Grumman Corporation Age: 59 Director Since 2017 Committees: CC, FC	Matthew S. Levatich President and Chief Executive Officer, Harley-Davidson, Inc. Age: 53 Director Since 2012 Committees: AC, CC
To Continue In Office Until 2021

Arthur F. Golden Partner, Davis Polk and Wardwell Age: 72 Director Since 2000 Committees: EC, FC	Candace Kendle Retired Chairman and Chief Executive Officer, Kendle International, Inc. Age: 71 Director Since 2014 Committees: AC, NC	James S. Turley Retired Chairman and Chief Executive Officer, Ernst & Young LLP Age: 63 Director Since 2013 Committees: AC, EC, NC

EMERSON 2019 PROXY STATEMENT	3

PROXY STATEMENT SUMMARY

Independent and Engaged Board

100%	of our Director nominees are independent

99%	overall attendance by Directors at committee meetings in fiscal 2018

100%	overall attendance by Directors at 10 Board meetings in fiscal 2018

100%	director attendance at the 2018 Annual Meeting

Proactive Governance in 2018

•	Removal of forum selection Bylaw

•	Board refreshment

•	Recruitment of diverse Board

•	Accelerated Corporate Social Responsibility reporting

•	8 of 9 Directors are independent

•	Increased communication from Lead Independent Director
•	Increased availability of Lead Independent Director for Shareholder engagement

Refreshed and Diverse Board

22%	tenure: 0-3 years

44%	tenure: 4-8 years

33%	tenure: > 8 years

63	average age

Board Oversight

•	Lead Independent Director position was created as part of the annual leadership structure review

•	Balanced Director tenure

•	Implementation of key corporate governance policies

-	Stock ownership guidelines

-	Blackout and stock-trading policies

-	Clawback policies

-	Pledging and anti-hedging policies

Board Diversity

THE BOARD SEEKS OUT HIGHLY-QUALIFIED DIVERSE CANDIDATES TO ADD TO THE RANGE OF SKILLS AND EXPERIENCE REPRESENTED ON OUR BOARD.

Board Diversity Background

4	EMERSON 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our pay for performance philosophy and key principles of our executive compensation program directed our performance objectives that drove strong fiscal 2018 results. We continued to focus on objectives that maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities and encourage career-long commitments to the Company.

•

NEO Compensation. Fiscal 2018 NEO total compensation, including increased annual cash bonuses, reflects our strong fiscal 2018 results and individual performance and accomplishments of our NEOs, including continued success in reshaping the Company into two global franchises; the Company’s significant growth and strategic merger and acquisition activity; the actions taken to maintain strong profitability during a changing business environment and leveraging the opportunities for savings and maximized returns resulting from the new Tax Cuts and Jobs Act.

•

Alignment with Shareholders. We continued our practice of providing long-term stock-based incentives as a significant portion of total compensation. Our NEOs generally hold the stock they earn, substantially exceeding our stock ownership guidelines.

•

Long-Term Performance. Performance shares awards were again the primary long-term incentives for fiscal 2018. These awards are subject to the Company’s achievement of established financial objectives over the Fiscal 2018 – 2020 performance period.

•	Competitive Compensation. We continued to target NEO total compensation in the median market range.

•

Retention and Succession Planning. We focused on critical retention and succession planning needs for our key executives, including in connection with the retirement of our former President on October 1, 2018.

•	Focus on Values. We continued our global efforts to solidify and communicate our commitment to our Emerson core values.

EMERSON 2019 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY

Shareholder Engagement

We value our shareholders’ perspective on our businesses and each year interact with shareholders and investment analysts through a variety of engagement activities. These include our annual investor conference in February and participation in industry conferences throughout the year. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world, which in 2018 included meetings in New York, Boston, London and Frankfurt, among other locations. In 2018, we also hosted analysts and investors at key operational headquarters in Pittsburgh, Austin, Dayton, St. Louis and Marshalltown, Iowa. Investors and analysts may schedule meetings with our Director of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss the matters that will be voted on at the meeting and respond to questions or concerns. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.emerson.com, Investors, Investor Resources, Shareholder Information.

Corporate Governance Highlights

Topic	Highlight
Director Independence

•  8 of 9 Directors are independent

•  Strong Lead Independent Director with significant governance duties

•  All Board Committees are independent pursuant to requirements of the NYSE and our governance documents

•  Regular executive sessions attended by non-management Directors only

Proxy Access Bylaw

•  Proactive adoption in 2017 of proxy access for Director nominees

•  A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election

Board Refreshment and Diversity

•  Recently added Lori Lee, CEO AT&T Latin America and Global Marketing Officer for AT&T, Inc.

•  Balance of new and continuing Directors, with average tenure of 7 years and 6 new Directors in last 6 years

•  Average Director age of 63

•  Director retirement and resignation guidelines

•  33% of Directors are women

Shareholder Responsiveness

•  In response to shareholder requests and recent trends in corporate governance, in prior years we submitted for shareholder approval proposals to:

○  amend our Restated Articles to allow shareholders the right to amend our Bylaws, and

○  declassify our Board.

•  However, the proposals did not achieve the required 85% approval vote.

•  Last year, we removed our forum selection Bylaw after it was not ratified by our shareholders.

Other Governance Practices

•  Directors elected by majority voting

•  Over 99% Board and Committee attendance in 2018

•  All Directors then in office attended the 2018 Annual Meeting

•  Comprehensive New Director Orientation

•  No shareholder rights plan or “poison pill”

•  Blackout, clawback, pledging and anti-hedging policies

•  Director and executive officer stock ownership policies

•  Annual Corporate Social Responsibility and Political Spending Reports

6	EMERSON 2019 PROXY STATEMENT

From Lead Independent Director

CLEMENS A.H. BOERSIG

Dear Fellow Shareholder:

When I took on the role of lead independent director for Emerson in April 2018, it was with excitement and a sense of opportunity. I’ve known Emerson for 30 years and have a great deal of respect for both the Company and David Farr as chairman and CEO. The Company’s principled management style and rigorous focus on governance are a testament to its sustained success – and to shareholders’ continued faith in this 128-year-old Company.

The role of lead independent director is an output of a disciplined Board focus. Independence among Board members is a critical tenet of strong governance that ensures the voice and interests of shareholders drive important decisions around strategy, capital allocation, compensation and succession planning. The lead independent director role acts as the Board’s liaison with the chairman, consulting regularly on company issues and meeting with shareholders, as needed.

As a Company with a strong culture of performance, having David serve as both chairman and CEO of Emerson drives long-term value creation for shareholders. At the same time, it ensures management and the Board are aligned in our view of opportunities and risks, while driving consistent focus on strategy and execution that support Emerson’s role as a technology leader and industry steward.

Through my role, I partner closely with David – serving as a check and balance and building critical controls into the governance process. The CEO as chair is best equipped to drive focus on the most impactful areas of the Company and promote responsible decision-making by the Board, due to his day-to-day knowledge of the business. My role – and the role of the Board – is to provide guidance on how daily decisions align with the Company’s strategy and direction.

Emerson’s Board culture is one of high engagement. We are both well-informed about the Company and interested in the industry, seeking to understand the latest trends. We employ a thorough annual planning cycle to set strategic priorities and evaluate risks. This process includes a multi-day strategy workshop and rigorous process, overseen by the audit committee, to identify and prioritize the most important financial and operational threats facing the Company.

Board diversity and experience are critical to our effectiveness. Our Board – with women making up one-third of our directors – has a wealth of experience that brings a balanced approach to strategy evaluation and important investment decisions. As a highly engaged Board, we provide insights that inform the Company’s strategy and its corporate social responsibility. In fact, this year we accelerated annual Corporate Social Responsibility (CSR) reporting by six months – providing shareholders and partners with additional line of sight into the Company’s latest focus areas. I invite you to read more in our full CSR Report on Emerson.com.

On behalf of the Board, thank you for your continued engagement and support.

Sincerely,

Clemens A.H. Boersig

Lead Independent Director, Emerson

EMERSON 2019 PROXY STATEMENT	7

Board and Committee Operations

Board and Corporate Governance

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each Director must exercise good faith business judgment in the best interests of Emerson and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.

Governance Principles and Ethics Program

Our Board has adopted Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an employee code of conduct, supplements that are specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.

The Company’s Corporate Governance Principles and each component of its ethics program are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting required information at the same location on its website.

The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.

Recent Corporate Governance Changes

Our Corporate Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. As part of its review process, the Board recently made changes to Emerson’s corporate governance polices:

•

Proxy Access Bylaw. Recently, we amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Corporate Governance and Nominating Committee—Proxy Access” on pages 13-14.

•	Lead Independent Director. Recently, we amended our Corporate Governance Principles to provide for a Lead Independent Director, as discussed below in “Board Leadership Structure” on page 9.

•

Removal of Forum Selection Bylaw. Last year, we submitted a proposal to shareholders to ratify our forum selection Bylaw, which provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri. The proposal was not approved. As a result, the Board has subsequently reconsidered the provision and removed it from the Bylaws.

•

Our Proposals to Allow Shareholders’ Right to Amend Bylaws and to Declassify Board. We recognize that the right of shareholders to amend bylaws and a declassified Board of Directors are increasingly considered important aspects of good corporate governance. In response to these trends and shareholder requests, we have acted. Last year, we approved and submitted for shareholder approval amendments to our Restated Articles of Incorporation providing shareholders the right to amend our Bylaws. However, under our Restated Articles of Incorporation, the amendment required the vote of 85% of outstanding shares in favor for approval, which was not attained. Similarly, our Board recently proposed an amendment to our Restated Articles to declassify our Board. That amendment also required such 85% vote and did not attain the required approval level.

•

Corporate Social Responsibility Reporting. In 2015, at the Board’s direction, we published our first Corporate Social Responsibility Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. In 2017, the Company published its third Corporate Social Responsibility Report and accelerated its publication by approximately six months.

We believe these actions are marks of good governance and enhance our accountability to shareholders.

8	EMERSON 2019 PROXY STATEMENT

BOARD AND COMMITTEE OPERATIONS

Board Meetings and Attendance

There were ten meetings of the Board during fiscal 2018. All Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. All of the Directors then in office attended the 2018 Annual Meeting.

Board Leadership Structure

The Board believes that it should have the flexibility to determine whether the same person should serve as both Chair and CEO based on what it believes will provide appropriate Company leadership. The Board believes that its current structure, with Mr. Farr serving as both Chair and CEO is appropriate given Mr. Farr’s past success and extensive experience in these roles, the efficiencies of having the CEO serve as Chair, the Company’s strong corporate governance structure, including Mr. Boersig’s strong leadership role as Lead Independent Director, and the Company’s financial performance under Mr. Farr’s leadership.

As part of its leadership structure review, in October 2016 the Board established the Lead Independent Director position to strengthen the independent leadership of the Board. The Lead Independent Director is elected from the independent Directors for a three-year term. Among other things, the Lead Independent Director chairs regularly scheduled meetings of non-management Directors, reviews Board agendas and information, calls meetings of the independent Directors, acts as the Board’s key liaison with the Chairman and serves on the Board’s executive committee. The Lead Independent Director is available for consultation with shareholders. The Chair and CEO consults periodically with the Lead Independent Director and the committee Chairs, all of whom are independent, on Board matters and on issues facing the Company.

Each year the Board, through its Corporate Governance and Nominating Committee, reviews its leadership structure including the combined Chair and CEO, to ensure that it remains appropriate for the Company.

Board Role in Risk Oversight

The Board has responsibility for oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, compliance, environmental, financial and reputational. The full Board, or the appropriate committee, receives this information through updates from management to enable it to understand and monitor the Company’s risk management process.

Board Composition

Our Board consists of nine Directors divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a shorter term, or moved into a different class between meetings, to rebalance the classes as a result of the early departure of a Director.

Pursuant to the Company’s Bylaws, a Director may not stand for election after age 72. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to additional one-year terms.

EMERSON 2019 PROXY STATEMENT	9

BOARD AND COMMITTEE OPERATIONS

We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure. The diversity and tenure composition of our Board is as follows:

Diversity	Tenure

Our Board’s membership represents a balanced approach to Director tenure, allowing our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. The Board is continuously seeking out highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board.

Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE
• Global business experience	• Chief executive officer experience
• Financial expertise, including chief financial officer experience	• Expertise in technology and innovation
• Corporate governance expertise	• Operational leadership, including as chief operating officer
• Experience doing business in emerging markets and China	• Business development expertise, including investment banking, mergers and acquisitions and financial markets

The specific background, skills and experience of each of our Directors is detailed under Proposal 1 – Election of Directors.

The Corporate Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service. As part of this process, the Board recently added to the Board Lori Lee, CEO AT&T Latin America and Global Marketing Officer for AT&T, Inc. Among other attributes, Ms. Lee brings business insight and breadth of experience in international relations from her extensive experience in strategy, operations and marketing across several countries.

Other Key Governance Policies

We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:

•

Executive compensation practices that incentivize long-term performance with equity compensation using multi-year performance and vesting periods; align executive and shareholder interests and reward for superior performance rather than creating a sense of entitlement. See “Executive Compensation—Compensation Discussion and Analysis” on page 19.

•	Stock ownership guidelines that require NEOs to hold stock equal to at least a specified multiple of their base salaries.

•	Blackout and stock trading policies that require permission to trade in Emerson stock.

•

Clawback policies that allow us to reduce, cancel or recover incentive compensation tied to intentional misconduct that led to a material restatement of our financial statements. See “Policies Supporting Our Fundamental Principles” on page 30.

•	Pledging and anti-hedging policies that prohibit certain speculative transactions that are not in alignment with our shareholders. See “Policies Supporting Our Fundamental Principles” on page 30.

10	EMERSON 2019 PROXY STATEMENT

BOARD AND COMMITTEE OPERATIONS

Review, Approval or Ratification of Transactions with Related Persons

We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.

The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics.

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2017 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Director Independence

The Board has determined that all current Directors, other than Mr. Farr, are independent, as defined under the general independence standards of the NYSE. R. L. Stephenson and J. W. Prueher resigned from the Board during fiscal 2018, but were determined to be independent while they served. All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Principles & Practices.

In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•

Flach, Levatich, Stephenson and Lee, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2018 were less than 0.027% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.

•

Stephenson, an immediate family member employed by KPMG, and determined that such person was not a partner of such firm and did not participate in the audit of Emerson or provide any other services to Emerson.

•

Golden, the annual amount paid by Emerson to the law firm of which he is a partner, and determined that the amount of such payments in fiscal 2018 was less than 1.10% of such firm’s annual revenues and was in each year immaterial and well below the threshold set in the Emerson independence standards.

•

Levatich, Prueher, and Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made on behalf of any Director. For 2018, the amount of such contributions were: Boersig: $10,000 to the New York Philharmonic; Levatich: $4,000 to Northwestern University; Prueher: $1,600 to the University of Virginia; and Turley: $139,500 to the Boy Scouts of America-Greater St. Louis Area Council, $992,000 to the St. Louis Municipal Opera Theatre and $655,000 to Forest Park Forever. These last three organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.

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BOARD AND COMMITTEE OPERATIONS

Committees of Our Board of Directors

Our Board of Directors has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are designated by the Board based on recommendations from the Corporate Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee, and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

Our Board has adopted written Committee charters which are available on our website, www.emerson.com, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of each Committee are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP
Audit

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management, compliance with legal and regulatory requirements and the independent audit of the annual financial statements. The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

The members of the Audit Committee are J. S. Turley (Chair), J. B. Bolten, C. Kendle, L. M. Lee and M. S. Levatich. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and New York Stock Exchange (“NYSE”) listing standards. The Board has also determined that J. S. Turley is an Audit Committee Financial Expert under SEC rules. The Committee met four times in fiscal 2018.

Compensation

The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation program and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.

The current Compensation Committee members are C. A. H. Boersig (Chair), G. A. Flach and M. S. Levatich. The Board has determined that each member meets the enhanced NYSE independence standards and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (“IRC”) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. R. L. Stephenson and J. W. Prueher resigned from the Board in fiscal 2018, but were determined to be independent members of the Committee during their terms. The Committee met eight times in fiscal 2018.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee self-evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.

The members of the Committee are J. B. Bolten (Chair), C. Kendle and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. R. L. Stephenson resigned from the Board in fiscal 2018, but was determined to be an independent member of the Committee during his term. The Committee met five times in fiscal 2018.

Executive

The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.

The members of the Committee are D. N. Farr (Chair), C. A. H. Boersig, J. B. Bolten, A. F. Golden, and J. S. Turley. The Committee did not meet in fiscal 2018.

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COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP
Finance

The Finance Committee advises the Board with respect to the Board’s oversight of the Company’s financial affairs, including long-range financing requirements and strategy, capital structure, dividend and share repurchase policies, short-term investment policy and hedging strategies, and retirement plans, as well as Company charitable contributions and the Emerson Charitable Trust.

The members of the Committee are A. F. Golden (Chair), C. A. H. Boersig, G. A. Flach and L. M. Lee. The Committee met four times in fiscal 2018. J. W. Prueher resigned from the Board in fiscal 2018 but was determined to be an independent member of the Committee during his term.

Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees. All Directors complete a self-evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can improve or in which its performance is strong. The self-evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Corporate Governance and Nominating Committee oversees the process. Self-evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition and expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the self-evaluation.

Corporate Governance and Nominating Committee

Nomination Process

The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Company may retain an independent search firm to assist in identifying and evaluating potential nominees. Ms. Lee, who is standing for election for the first time, was recommended by Messrs. Farr and Stephenson.

In evaluating potential nominees, the Committee considers the knowledge, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: manufacturing, global business, in particular in emerging markets and China, business development, technology and innovation, legal, investment banking, acquisitions and finance, government, corporate governance and information technology, as well as experience on the boards of other major organizations. The Company’s Corporate Governance Principles set forth the minimum qualifications for nominees. The best candidates are then recommended by the Committee to the Board.

The Board’s policy is to seek the most qualified candidates without regard to race, gender, national origin, religion, disability, age or sexual orientation. However, in evaluating candidates the Committee will consider these diversity criteria. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. Existing Board members and outside agencies recommend candidates to further these policy objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.

The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters—Future Shareholder Proposals and Nominations” at page 58 below. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters—Future Shareholder Proposals and Nominations” beginning on page 58.

Proxy Access

In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the

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BOARD AND COMMITTEE OPERATIONS

nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters—Future Shareholder Proposals and Nominations” on page 58 below.

Director Compensation

Processes and Procedures for Determination of Director Compensation

The Corporate Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis and to make recommendations. Based on this analysis, management makes recommendations regarding Director compensation for the Committee’s consideration. Frederic W. Cook & Co. prepared this analysis for fiscal 2018. Changes were recommended by management and the Committee and made by the Board.

Director Compensation Program

Each non-management Director is paid an annual retainer in cash and/or restricted stock or restricted stock units (“RSUs”), as well as meeting fees and reimbursement of expenses. The Lead Independent Director and each Committee Chair receive an additional cash retainer. Mr. Farr does not receive any additional compensation for service on the Board. In fiscal 2018, the Director compensation program provided for the following payments:

Type	Amount
Annual Cash Retainer	$100,000
Restricted Stock or RSU Retainer	$140,000
Lead Independent Director Retainer	$25,000
Committee Chair Retainers	Audit and Compensation—$20,000 each Finance and Corporate Governance & Nominating—$15,000 each
Meeting Fees	$1,500 for each Board or Committee meeting

Effective December 1, 2018, the cash portion of the annual retainer was increased to $115,000 and the restricted stock/RSUs portion of the annual retainer was increased to $150,000, payable February 5, 2019. Other retainers were increased to the following levels: Lead Independent Director—$30,000, Chairs of Audit and Compensation Committees—$25,000 and Chairs of Finance and Corporate Governance and Nominating Committees—$20,000. Board and Committee meeting fees were not increased.

Emerson’s Director Stock Ownership Policy generally requires non-management Directors to hold stock equal to five times annual cash compensation, subject to a phase-in policy for new Directors. Our non-management Directors are required to hold all restricted stock and RSUs until retirement from our Board. The awards generally do not vest until the last day of a Director’s term after the age of 72, or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.

Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2018, the applicable prime rate ranged from 4.25% to 5.0%, while 120% of the applicable federal long-term rate ranged from 2.96% to 3.57%. A. F. Golden and R. L. Stephenson participated in this deferral program during fiscal 2018 and above-market earnings on their deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.

As part of the Company’s charitable contributions practice, the Company may, in the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.

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BOARD AND COMMITTEE OPERATIONS

The table below sets forth non-management Director compensation for fiscal 2018.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
C. A. H. Boersig	163,833	139,960	—	10,000	313,793
J. B. Bolten	143,500	139,960	—	10,000	293,460
G. A. Flach	133,000	139,960	—	10,000	282,960
A. F. Golden	131,000	139,960	33,239	10,000	314,199
C. Kendle	128,500	139,960	—	—	268,460
M. S. Levatich	133,000	139,960	—	10,000	282,960
J. W. Prueher(6)	51,334	—	—	205,500	256,834
R. L. Stephenson(7)	48,250	—	7,345	—	55,595
J. S. Turley	148,500	139,960	—	2,500	290,960

(1)

Mr. Farr is the only management Director, and his compensation is set forth in the Summary Compensation Table and related tables. He did not receive any additional compensation for his service as a Director. Ms. Lee was elected to the Board effective October 2, 2018 and, as a result, did not receive any compensation during fiscal 2018. Upon her election, she did receive an award of 600 shares of restricted stock, representing a $46,667 pro rata award of the $140,000 restricted stock portion of the annual retainer previously paid to all non-management Directors.

(2)

On February 6, 2018, the Directors then in office were awarded 2,038 shares of restricted stock, or RSUs in the case of Dr. Boersig, with a total value of $139,960 ($140,000 divided by the grant date value of Emerson stock, rounded down to the nearest whole share) representing their fiscal 2018 restricted stock award. Each amount constitutes the aggregate grant date fair value of restricted stock and RSUs for fiscal 2018 calculated in accordance with FASB ASC Topic 718.

(3)

The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2018 is: Dr. Boersig-3,450; Mr. Bolten-16,281; Ms. Flach-3,848; Mr. Golden-39,787; Dr. Kendle-11,673; Mr. Levatich-15,112; and Mr. Turley-12,945; and Dr. Boersig-20,799 RSUs. Mr. Stephenson’s restricted stock vested in connection with his resignation, other than a pro rata portion of his February 2018 award for the period after his resignation which was cancelled.

(4)

Includes above-market earnings for fiscal 2018 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$30,239; and Mr. Stephenson-$7,345. Also includes the aggregate increase of $3,000 for Mr. Golden in the actuarial present value of his accumulated pension benefit for fiscal 2018 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. The Continuing Compensation Plan for Non-Management Directors was terminated on June 4, 2002. Messrs. Golden and Prueher remain eligible for such plan because they were Directors prior to termination of the plan. These Directors will, after the later of termination of service or age 72, receive $30,000 annually for life, which was the annual cash retainer in effect on that date. If service terminates because of death, the benefit will be paid to the surviving spouse for five years.

(5)	Includes Company matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees and Directors of the Company.

(6)

Mr. Prueher retired from the Board at the 2018 Annual Meeting after more than 17 years of service to the Company. After retirement, as a participant in the Company’s Continuing Compensation Plan for Non-Management Directors, Mr. Prueher began receiving his earned payments under the plan, as described above. In recognition of his long and distinguished service on the Board and numerous contributions to the Company’s success, the Board of Directors, in its discretion, determined to make charitable contributions in an aggregate amount of $1 million to a number of charities in the names of Emerson and Mr. Prueher. Of that amount, $200,000 was contributed in fiscal 2018 and is included in the “All Other Compensation” amount for 2018. The remaining contributions are expected to be made over the next four years.

(7)	Mr. Stephenson resigned from the Emerson Board on December 15, 2017.

Audit Committee

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the internal audit process, risk management, the independent audit process of the Company’s annual financial statements and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.

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BOARD AND COMMITTEE OPERATIONS

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by Rule 3526 of the PCAOB, as may be modified or supplemented.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.

The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Committee considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.

The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm.

The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses and selects the lead engagement partner.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2019, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.

Audit Committee
J. S. Turley, Chair	J. B. Bolten	C. Kendle	L. M. Lee	M. S. Levatich

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BOARD AND COMMITTEE OPERATIONS

Fees Paid to KPMG LLP

Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2017	2018
Audit Fees	$20.9	$22.0
Audit-Related Fees	4.7	2.4
Tax Fees	0.5	0.6
All Other Fees	—	—
Total KPMG LLP Fees	$26.1	$25.0

Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations.

Audit-Related Fees for 2018 and 2017 include $0 and $2.8 million, respectively, for audit procedures related to actual and potential divestitures. The remaining Audit-Related Fees are primarily attributable to other acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are related to tax compliance services.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance.

Compensation Committee

The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting. For a discussion of delegations of authority to the CEO, see “Equity Compensation Grant Practices” at page 32 below.

For fiscal 2018, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Our Compensation Best Practices” on page 22 and “Policies Supporting our Fundamental Principles” on page 30 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

As described in “Compensation Discussion and Analysis — Setting Total Compensation” on page 24, our CEO makes recommendations to the Compensation Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.

The Compensation Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, by the Vice President-Executive Compensation, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.

Compensation Consultant

The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. Management engages Frederic W. Cook & Co., Inc. from time to time to assist with executive compensation program design and competitive pay analysis. The Committee reviews this information in

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BOARD AND COMMITTEE OPERATIONS

determining compensation for the NEOs. The Committee has engaged Exequity LLP as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2018, Exequity reviewed our comparator group companies, the compensation of our CEO and the other NEOs and a pay for performance analysis. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Information” on page 23.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 12, “Compensation Committee” on page 17 and “Role of Our Compensation Committee” on page 21.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the NEOs. See “Compensation Discussion and Analysis” beginning on page 19. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2018 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders.

Compensation Committee
C. A. H. Boersig, Chair	G. A. Flach	M. S. Levatich

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Compensation” on page 12. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During fiscal 2018, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

18	EMERSON 2019 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for the 2018 fiscal year. Our NEOs for fiscal 2018 included our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers, as well as our former President who retired on October 1, 2018, listed below:

NEO NAME	NEO TITLE
David N. Farr	Chairman and Chief Executive Officer
Edward L. Monser	Retired President
Frank J. Dellaquila	Senior Executive Vice President and Chief Financial Officer
Michael H. Train	President
Steven J. Pelch	Chief Operating Officer and Executive Vice President—Organizational Development
Robert T. Sharp	Executive President Commercial & Residential Solutions

Executive Summary

At Emerson, our goal is to attract and retain talented executives who deliver value to our shareholders through the achievement of the Company’s specific business objectives, such as consistent, sustained growth in earnings per share and cash flow. Our executive compensation program and overall pay for performance philosophy align with that goal and our results.

Fiscal 2018 Performance Highlights

•	Strong growth in sales, earnings and cash flow reinforcing our market leadership position

•	Sales grew to $17.4 billion, a 14% increase year-over-year

•	Operating cash flow of $2.9 billion, an 8% increase year-over-year (16.6% of net sales), and free cash flow of $2.3 billion, after deducting capital expenditures of $0.6 billion

•	62 years of increased dividends to shareholders

•	Continued execution of strategic repositioning to reshape the Company into two global franchises for Automation Solutions and Commercial & Residential Solutions

•	Deployment of $2.2 billion for bolt-on mergers and acquisitions to drive future sales and earnings per share growth

•	Successful first year integration ahead of schedule of the Valves & Controls acquisition, the largest acquisition in Emerson history

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EXECUTIVE COMPENSATION

Focus on Values

As a unified company, we worked with thousands of employees worldwide to articulate our global values that have grounded Emerson for more than 128 years. These values guide how we interact with our employees, shareholders, customers and suppliers. We believe that this is an expectation not only of Emerson, but of our customers and the geographies where we do business.

Pay for Performance Fundamental Principles

Our executive compensation program is based on a consistent set of key principles that directs compensation decisions and communicates to participants the Company’s core values, critical business strategies and performance objectives. These principles guide the performance objectives that drive strong results to maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities and encourage career-long commitments to the Company.

These fundamental compensation principles include:

•

maximizing shareholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking;

•	rewarding for superior performance rather than creating a sense of entitlement;

•	aligning executive and shareholder interests by providing long-term stock-based incentives as a significant portion of total compensation and expecting executives to hold the stock they earn;

•	attracting and retaining talented executives by providing competitive compensation and career-growth opportunities; and

•	rewarding overall corporate results while recognizing individual contributions.

Emerson’s shareholders again expressed strong support for our executive compensation program at our 2018 Annual Meeting. For each of the last eight Annual Meetings of Shareholders, over 90% of shares voted were in support of our executive compensation program.

20	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Role of Our Compensation Committee

Our Compensation Committee acts on behalf of our Board to establish our compensation philosophy and oversee our executive compensation program. The current members of our Compensation Committee are Clemens A. H. Boersig (Chairman), Gloria A. Flach and Matthew S. Levatich. Pursuant to its Charter, which can be found on our website at www.emerson.com, our Committee is responsible for:

Compensation Responsibilities	Organizational/Talent Responsibilities

•  Reviewing and approving compensation of our CEO, NEOs and other executive officers

•  Reviewing and approving all compensation plans and aggregated payouts

•  Reviewing CEO compensation with Board

•  Designating comparator group companies to determine competitive market pay ranges

•  Establishing performance objectives for performance-based incentive programs

•  Monitoring NEO stock ownership

•  Approving all executive benefit plans

•  Evaluating CEO’s performance

•  Reviewing and discussing performance and leadership potential of NEOs and other executive officers with the CEO

•  Working with the CEO on succession planning for executive management

Compensation Mix

In determining the total compensation of each of our NEOs, the Compensation Committee balances the compensation mix considering the executive’s level of responsibilities, career potential, individual performance and service with the Company, with the objective of achieving a high and sustainable level of Company and individual performance. At-risk compensation generally increases as responsibilities increase. Total compensation is targeted to the median market range.

Annual Cash Compensation
Base Salary	Rewards individual performance and may vary with Company performance
Annual Bonus	Rewards achievement of the Company’s annual financial targets and considers individual performance
Long-Term Stock-Based Incentive Compensation
Performance Shares

Supports achievement of long-term goals of sustained growth in earnings per share (EPS) and free cash flow (operating cash flow less capital expenditures)

•  The primary long-term compensation element

•  Three-year performance period

Restricted Stock

Supports succession planning, critical retention and key leadership development efforts

•  Awards are highly selective and based on individual performance and potential

•  No set frequency of awards

•  Cliff vests no sooner than 3 years and generally 5-10 years

Stock Options

Rewards for stock price appreciation

•  Exercise price equal to fair market value at grant

•  Three-year ratable vesting with 10-year term

•  Although an available form of long-term incentive, no awards to NEOs since 2015

EMERSON 2019 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Key Compensation Decisions in Fiscal 2018

•	Awarded increased annual cash bonuses to all NEOs, reflecting the strong fiscal 2018 accomplishments described above, with Mr. Farr’s bonus increasing from $2.5 million in 2017 to $2.7 million in 2018

•	Awarded performance shares to all NEOs, subject to the achievement of financial targets for the three-year performance period ending September 30, 2020, with maximum payouts ranging from 125% to 155%

•	Awarded restricted stock to Messrs. Dellaquila, Train, Pelch and Sharp to ensure the critical retention of our key executives

•

Expanded clawback rights for all incentive compensation awards and payments beginning in fiscal 2019 to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct and Code of Ethics to the extent allowed by law

Our Compensation Best Practices

What We Do	What We Don’t Do
At-Risk Pay: At-risk compensation increases as responsibilities increase	No Golden Parachutes: No executive employment or individual change of control agreements or “golden parachutes”
Talent Management: Robust compensation and performance review and planning process	No Stock Hedging or Pledging: No hedging or pledging of Company securities
Risk Analysis: Committee annual assessment of compensation risks	No Executive Loans: No loans to executives or purchases of Company securities on margin
Focus On Retention: Utilize highly-selective restricted stock awards for critical retention and succession planning purposes	No Repricing of Options: No repricing or buyout of underwater stock options
Executive Officer Severance Policy: No severance in excess of 2.99 times current NEO cash compensation without shareholder approval	No Guaranteed Bonuses: Cash bonuses are not guaranteed for NEOs
Non-competes and Non-solicits: All awards subject to non-competition and non-solicitation obligations	No Tax Gross-Ups: No tax gross-ups for NEOs
Clawbacks: Maintain clawback rights on cash bonus and equity awards	No Single-Trigger COC: Incentive plans require “double trigger” change of control
Stock Ownership: NEOs’ actual ownership greatly exceeds stock ownership guidelines	No Excessive Perks: All executive perquisites have a specific business purpose
Stock Trading Policy: Executives must obtain written permission from CEO and CFO or General Counsel before trading in Emerson stock
Committee Consultant: Committee retains independent compensation consultant

22	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Competitive Market Information

How We Determine Our Comparator Group

The Compensation Committee annually reviews the comparator group that it uses to conduct market analysis and determine competitive pay ranges for our NEOs. As in prior years, the Committee reviewed a special study and screening prepared by Frederic W. Cook & Co. and selected comparator companies based upon one or more of the following criteria:

2018 Comparator Group Companies

For fiscal 2018, there were no changes made to the 23-company comparator group listed below:

Fiscal 2018 Comparator Group
Caterpillar	Eaton	Illinois Tool Works	Parker Hannifin	Textron
Cummins	Fluor	Ingersoll Rand	PPG	United Technologies
Danaher	General Dynamics	International Paper	Raytheon	3M
Deere	Goodyear Tire	Lockheed Martin	Schlumberger
DowDuPont	Honeywell	Northrop Grumman	TE Connectivity

Emerson vs. Comparator Group

EMERSON 2019 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

Elements of Compensation

Setting Total Compensation

The Compensation Committee targets total compensation for our NEOs in the median market range of our comparator group. To determine the median range, the Committee uses a competitive pay (cash and long-term stock compensation) analysis for the proxy reported officer positions at the comparator group companies prepared by Frederic W. Cook & Co. The Committee also reviews and confirms the competitive market pay analysis with Exequity, its independent compensation consultant. The competitive pay analysis is not used to establish performance goals in the Company’s compensation programs.

The Committee does not set specific financial targets related to annual cash compensation and pay determinations are not based on any formula. Actual pay is dependent on Company and individual performance and based on the Committee’s informed judgment. The Committee does monitor the relative internal compensation relationships between the CEO and the other NEOs, however, no specific pay ratio is targeted.

The Committee meets in executive session to review and set the CEO’s compensation. The Committee considers a number of factors in making its decision, including: market data; compensation elements; Company performance; tenure and experience; retention; and the CEO’s individual performance, contributions to the Company and impact on results. The Committee also discusses the CEO’s compensation annually with the non-management Directors in executive session.

For the NEOs and other key executives, our CEO reviews with the Committee the individual performance and leadership potential of these key executives, along with the Company’s financial results, and makes individual pay recommendations to the Committee. The CEO’s recommendations are informed by our robust annual organizational review, compensation planning and performance rating processes.

24	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Fiscal 2018 CEO and NEO Performance

CEO Performance. In determining the appropriate level of total compensation for the CEO, the Committee evaluated the Company’s strong financial performance in fiscal 2018 (summarized on page 19); his continued success in reshaping the Company into two global franchises; the Company’s significant growth and strategic merger and acquisition activity; his critical succession planning leadership; his tenure as CEO; his individual performance and contributions; and the retention of Mr. Farr. Considering these factors, the Committee determined that Mr. Farr’s increased 2018 total compensation positioned him appropriately in the median market range, following below median compensation in fiscal 2016 and flat total compensation in fiscal 2017, and reviewed alternatives for continued delivery of the appropriate level of total compensation for Mr. Farr. The Committee noted that Mr. Farr successfully led the Company through the 2018 fiscal year and highlighted the following significant accomplishments.

Fiscal 2018 CEO Accomplishments
Continued execution on the strategic repositioning of Emerson
Deployment of $2.2 billion for bolt-on mergers and acquisitions to drive future sales and EPS growth, including:

Aventics, a global leader in smart pneumatics technologies which complements Emerson’s leadership in fluid automation technologies, significantly expands the Company’s reach in the growing $13 billion industry and helps solidify Emerson’s automation technology presence in Europe

The Tools & Test business of Textron, a leading manufacturer of electrical and utility tools, diagnostics and test and measurement instruments, which enhanced Emerson’s Ridge Tool Company to create a global $1 billion professional tools business with the broadest offering for mechanical, electrical and plumbing contractors

Paradigm, a global supplier of software and services that increase production and safety, which provides customers with innovative control and operator performance capabilities to make control room operators far more effective

Cooper-Atkins, which complements Emerson’s global cold chain business through its leadership in temperature management and environmental measurement devices and wireless monitoring solutions

Enhanced Emerson’s technology, software and services capabilities to leverage the company’s industry expertise to deliver practical digital transformation solutions that help customers achieve their business goals

Navigated a changing business environment, leveraging opportunities for savings and maximized returns resulting from the new Tax Cuts and Jobs Act

Continued to drive Emerson’s succession planning process to ensure the early identification and development of future leaders

Managed changes in leadership, including the appointment of Michael Train as president of Emerson following Edward Monser’s retirement and the promotion of Lal Karsanbhai as executive president of Emerson Automation Solutions, while maintaining significant growth across the organization

Continued to fulfill Emerson’s commitment to creating shareholder value through the Company’s long-standing dividend payment

EMERSON 2019 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s strong fiscal 2018 financial performance, the continued successful execution of global repositioning and integration efforts and the actions taken to maintain strong profitability during a changing business environment, as well as Mr. Farr’s evaluation of each NEO’s individual performance and accomplishments. The Committee also evaluated the NEOs based on their interactions with and presentations to the Board.

NEO Fiscal 2018 Accomplishments
E. L. Monser	Completed the first full year of critical integration of the Valves & Controls acquisition ahead of schedule and under budget
Captured required synergies in combining Valves & Controls into the Final Control business to create shareholder value

Successfully transitioned his duties to his successor prior to his planned retirement date

Continued to be a champion of Emerson’s core value of Integrity in all of our global efforts

F. J. Dellaquila	Managed the financial due diligence process and complex financial integration issues during the Company’s portfolio reposition activities

Directed implementation of the Company’s capital allocation strategy to maintain financial liquidity

Oversaw financial strategy to effectively position the Company to leverage opportunities resulting from the Tax Cuts and Jobs Act

Continued to streamline internal functions to meet the needs of the repositioned Company and demonstrate our commitment to the Emerson core values of Continuous Improvement and Collaboration

M. H. Train	Delivered strong underlying growth for the Automation Solutions platform, including solid sales, profit margin and working capital improvement

Led strong integration performance in the first full year of the Valves & Controls acquisition

Expanded customer offerings through identification and completion of bolt-on acquisitions

Continued focus on delivery of new technologies to differentiate Emerson from its competitors and demonstrate Emerson’s commitment to our core values of Innovation and Customer Focus
S. J. Pelch	Managed efforts to improve operational performance to contribute to strong sales and EPS growth in fiscal 2018 during significant portfolio repositioning activities and a changing business environment

Maintained a strong focus on safety for our employees and customers

Led Emerson’s efforts to advance our diversity and inclusion initiatives across the Company demonstrating our commitment to our core value of Supporting Our People

Implemented the integration of Emerson’s human resource organization across Emerson’s two global platforms to help foster the Emerson business culture

R. T. Sharp	Delivered a strong year of sales growth and maintained strong profitability for the Commercial & Residential Solutions platform

Completed the strategic acquisitions of the Tools & Test and Coopers Atkins businesses expanding our current customer offerings

Captured early acquisition integration synergies to deliver strong incremental value to Emerson

Achieved record levels of safety performance, demonstrating commitment to our core value of Safety and Quality

26	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Fiscal 2018 Compensation Mix

We believe that our practice of setting a majority of our NEOs pay as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO compensation (cash and equity) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we maximize the value we can deliver to shareholders. In fiscal 2018, 91% of our CEO’s pay and an average of 70.5% of the other NEOs’ pay was comprised of “at-risk” compensation (amounts do not include other forms of compensation shown in the Summary Compensation Table).

Annual Cash Compensation

The Committee targets total annual cash compensation in the median market range of total cash compensation, while placing more emphasis on performance-based annual cash bonus than on base salary. Base salary generally represents 10-20% of total NEO compensation and bonus generally represents 15-25%.

Base Salary. Fiscal 2018 base salary increases were based on the Committee’s review of the Company’s performance, individual performance and potential and competitive market compensation. The Committee also considered market survey data that indicated that the predicted merit increase, without promotions, for comparable executive positions averaged approximately 3%.

NEO Name	FY 2017		FY 2018	2017-2018 Increase (%)
D. N. Farr	$1,300,000		$1,350,000	3.8%
E. L. Monser	$750,000		$775,000	3.3%
F. J. Dellaquila	$690,000		$715,000	3.6%
M. H. Train		(1)	$570,000		(1)
S. J. Pelch	$460,000		$550,000	19.6	%(2)
R. T. Sharp		(3)	$560,000		(3)

(1)	Mr. Train was not a NEO for fiscal 2017

(2)	Mr. Pelch was promoted to Chief Operating Officer and Executive Vice President – Organizational Development effective December 31, 2017

(3)	Mr. Sharp was not a NEO for fiscal 2017

EMERSON 2019 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

Bonus. In determining fiscal 2018 bonuses, the Compensation Committee reviewed the Company’s strong financial performance, the continued execution of the Company’s strategic repositioning to reshape the Company into two global franchises for Automation Solutions and Commercial & Residential Solutions, the efforts in the integration of recent acquisitions, actions to navigate a changing global business environment, as well as the individual performance and leadership of each NEO. The Committee used discretion and based its decisions on its informed judgment considering these factors collectively. No individual weightings were assigned to any of these factors. The fiscal 2018 bonus amounts were subject to the IRC Section 162(m) limitation previously established by the Committee (see “Regulatory Considerations” on page 31).

NEO Name	FY 2017		FY 2018	% Change
D. N. Farr	$2,500,000		$2,700,000	8.0%
E. L. Monser	$1,150,000		$1,250,000	8.7%
F. J. Dellaquila	$1,150,000		$1,300,000	13.0%
M. H. Train		(1)	$750,000		(1)
S. J. Pelch	$500,000		$700,000	40.0	%(2)
R. T. Sharp		(3)	$750,000		(3)

(1)	Mr. Train was not a NEO for fiscal 2017

(2)	Mr. Pelch was promoted to Chief Operating Officer and Executive Vice President – Organizational Development effective December 31, 2017

(3)	Mr. Sharp was not a NEO for fiscal 2017

Long-Term Stock Compensation

As indicated above, the Committee targets total annual compensation for our NEOs in the median market range of our comparator group, placing more emphasis on performance-based equity compensation. We value our long-term stock compensation awards based on the fair value at grant; however, an executive may realize more or less than his or her targeted long-term compensation depending on Company and stock performance over the performance or restriction period.

Performance shares awards are the primary long-term compensation element and the cornerstone of our pay-for-performance philosophy. We believe that performance shares align the interests of our executives and shareholders and support the achievement of long-term goals of sustained growth in EPS and free cash flow. Restricted stock and stock options are also available for award under our long-term stock-based compensation program. Awards of restricted stock are highly selective and reserved for critical retention, recognition or succession planning purposes. Stock options have not been granted to NEOs since 2015. Annual grants, as opposed to grants every three years, provide the Committee with the flexibility to increase or decrease the amount of an award based on individual performance and target the median market range for total annual compensation.

Performance Shares. Beginning in fiscal 2016, the Committee moved to annual performance shares awards. Annual grants provide the Committee with more flexibility to increase or decrease the amount of an award based on individual performance and target the median market range for total annual compensation. Each annual performance shares program has a three-year performance period with defined performance targets set by the Committee at the beginning of the period. An award of performance shares under the program represents the right to receive shares of our common stock to the extent the identified performance objectives are met. Dividend equivalents may be paid, but only on earned awards at the end of the performance period. At the end of a performance period, the Committee reviews the Company’s financial results against the performance targets and certifies the level of achievement for payout of the awards. Payouts are made primarily in common stock, with a portion paid in cash to cover tax obligations. Awards include confidentiality, non-competition and non-solicitation obligations and clawback rights and are subject to a double-trigger change of control provision.

The Committee has authority to determine the targets for each three-year performance shares program from the various measures set forth in the Company’s Incentive Shares Plans. The measures specified in the 2015 Incentive Shares Plan are: sales, profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, pre-tax earnings, earnings, net earnings, any related margins, earnings per share, asset management, cash flow, operating cash flow, free cash flow, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total shareholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital and geographic expansion. Pursuant to these plans, the Committee may include or exclude from both targets and actual results specified items of an unusual, non-recurring or extraordinary nature.

28	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

The underlying performance metrics for our Fiscal 2018–2020 Performance Shares Program did not change from the prior year program and are as follows:

Fiscal 2018 – 2020 Performance Shares Program Terms
Performance Period	October 1, 2017 through September 30, 2020
Performance Measures

Earnings per share (EPS) – emphasizes operational performance and drives long-term financial returns for shareholders

Free cash flow (operating cash flow less capital expenditures) – emphasizes the importance of free cash flow to dividends, share repurchases and acquisitions

Performance Measure Weightings	60% EPS 40% free cash flow
Maximum Payout

125% on each performance measure, for a maximum 125% payout in the aggregate; for NEOs, the Committee approved an increased maximum payout opportunity of up to 145% for the CEO and 155% for the other NEOs.

Benchmark	Nominal G7 gross domestic product (G7 GDP), reflecting the Company’s global reach and focus
Determination of EPS Performance	2020 EPS is calculated as a percentage of the EPS Target. The EPS target is 2017 EPS multiplied by the compound average annual growth rate in G7 GDP from 2018–2020, plus three percentage points.
Determination of Free Cash Flow Performance

Cumulative free cash flow from 2018–2020 is calculated as a percentage of the free cash flow target. The free cash flow target is the sum of the yearly free cash flow targets from 2018–2020. Each yearly free cash flow target is the prior year target amount, beginning with actual fiscal 2017 free cash flow, multiplied by that year’s annual growth rate in G7 GDP, plus three percentage points.

In making an individual annual award, the Committee considers the NEO’s: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) individual performance and (4) leadership potential. The annual performance shares award generally represents more than half of the NEO’s total compensation, depending on the NEO’s role and responsibilities.

For the Fiscal 2018 – 2020 Performance Shares Program, the following individual awards were made to the NEOs: D. N. Farr, 173,000 shares; E. L. Monser, 42,000 shares; F. J. Dellaquila, 42,000 shares; M. H. Train, 35,000 shares; S. J. Pelch, 42,000 shares; R. T. Sharp, 35,000 shares. Mr. Monser retired on October 1, 2018. For a discussion of the effect of his retirement on his performance shares and other stock awards, please see “Description of E. L. Monser Letter Agreement” on page 43.

The performance period for the Fiscal 2016 – 2018 Performance Shares Program ended on September 30, 2018. Targets were based on the 2015 base year with the EPS and Free Cash Flow performance determinations and weightings the same as described above but with the maximum payout at 125% for EPS and 100% for cumulative free cash flow, resulting in a maximum payout of 115%. The Committee determined that the target earnings per share was $3.37 and the target cumulative free cash flow was $6.44 billion. The Company’s performance results were appropriately adjusted to reflect the Company’s portfolio repositioning activities and the impact of tax reform. The Committee determined that the fiscal 2018 EPS after adjustments of $0.25 was $3.21, and cumulative free cash flow over the performance period was $6.58 billion from $6.54 billion after adjustments of $0.04 billion discussed above. This performance resulted in a 97% payout of the awarded performance shares. The impact from the adjustments resulted in a reduced payment under the formula. The payouts are reflected in the Option Exercises and Stock Vested table on page 38.

Restricted Stock. In limited circumstances, such as special retention, recognition and succession planning needs, the Committee may make a separate award of restricted stock. Awards of restricted stock are highly selective and may result in compensation above the median range. The Committee views this program as an important management succession planning and retention tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to 10 years and no less than 3 years.

In fiscal 2018, the Committee granted shares of restricted stock as follows: F. J. Dellaquila, 10,000 shares; M. H. Train, 20,000 shares; S. J. Pelch, 10,000 shares; R. T. Sharp, 20,000 shares.

EMERSON 2019 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

Stock Options. Stock option awards are still available for granting under our long-term incentive plans; however, no stock option awards have been made to any of the NEOs since 2015. When utilized, stock option awards are issued at no less than fair market value on the date of the award and generally vest over a period of three years. We do not pay dividend equivalents on stock options and do not “reprice” awards.

Policies Supporting Our Fundamental Principles

To support our pay-for-performance philosophy and underlying fundamental principles of our compensation programs, we have implemented certain policies regarding NEO ownership of and actions in connection with stock and other incentive compensation. In addition to our compensation programs, we believe that appropriate stock ownership guidelines and our stock trading, clawback and pledging and anti-hedging policies further align the interests of our executives with shareholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking.

Fundamental Policies

Stock ownership	Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have 5 years to comply. Emerson NEOs substantially exceed the guidelines.
	Position	Req. Multiple(1)	Actual(2)
	CEO	5X	162X
	CFO	3X	51X
	Other NEOs	1X	14X-40X
Stock trading	Requires written permission from CEO and from CFO or General Counsel before trading in Emerson stock.
Clawback

Provides that our Board may reduce, cancel or require recovery of all or a portion of any executive officer’s annual bonus or long-term incentive compensation if the Board determines that the executive officer has engaged in intentional misconduct leading to a material restatement of the Company’s financial statements. Our 2015 Incentive Shares Plan includes additional clawback provisions. Beginning in fiscal 2019, the Company has expanded clawback rights for all incentive compensation awards and payments to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct and Code of Ethics to the extent allowed by law.

Hedging

Our hedging policy prohibits executives and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.

(1)	Includes share equivalents and shares in retirement accounts and restricted stock.

(2)	Actual multiple based on beneficial ownership, excluding options (see page 53), and share price of $76.58 as of September 30, 2018.

Severance, Executive Termination and Retirement

Emerson does not have employment agreements, severance agreements or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are determined by the Committee individually based on specific facts and circumstances and not on formulaic rules. We follow these general principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants.

•

The Committee may allow continuation (without accelerated vesting) of previously granted performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•

Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements.

The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent cash bonus without shareholder ratification. The policy is located at www.Emerson.com, Investors, Corporate Governance, Executive Officer Severance Policy. E. L. Monser, our former President, retired effective October 1, 2018. We entered into a letter agreement with Mr. Monser which, among other things, reaffirmed and extended his restrictive covenants. Please see “Description of E. L. Monser Letter Agreement” at page 43 below for a description of his retirement arrangements.

30	EMERSON 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Change of Control

If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plan and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 40 below. Our 2011 Stock Option Plan and 2015 Incentive Shares Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior stock option and incentive shares plans vest upon a change of control. When triggered, we would expect to accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plan and the Pension Restoration Plan. We do not credit additional years of service under any plans, or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

Security and Perquisites

Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board require that the Chairman and CEO use Company aircraft for all travel to promote business efficiency and safety. The Company provides limited personal use of Company aircraft to the other NEOs. All NEOs reimburse the Company at first class rates for personal use. The Company also provides NEOs with cars, club memberships, financial planning and an annual physical. These are long-standing perquisites that assist in retaining and attracting executives and that we believe are similar to those often provided at other similarly-sized companies. NEOs and other employees may receive Company tickets for sporting or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 33. The Company does not provide any reimbursement for taxes on perquisites.

Other Benefits

The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including a qualified 401(k) savings plan, a qualified defined-benefit pension plan, medical, life and disability insurance and a charitable matching gifts program, among others. The defined-benefit pension is being phased out, but a majority of U.S. employees, including the NEOs, continue to participate. The following additional benefits are also available to the NEOs:

•

Nonqualified savings plans which allow the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits.

•

A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s individual contributions and long-term service to the Company.

•	Term life insurance coverage.

Regulatory Considerations

IRC Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to specified executive officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated executive officers (other than the chief financial officer), and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.

The Company’s incentive compensation plans are generally designed to ensure tax deductibility under Section 162(m). However, time-based restricted stock awards do not qualify under Section 162(m), and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders.

NEO cash bonuses are discretionary, subject to maximum amounts based on the Section 162(m) performance objectives selected by the Committee annually from among the objectives identified in the annual incentive plan. The objectives are not communicated to

EMERSON 2019 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

participants as targets. The 2018 performance objective was earnings per share. Based on fiscal 2018 performance, the maximum amount of bonus that could be paid to each covered NEO was as follows: D. N. Farr, $9.36 million; E. L. Monser, $4.68 million; F. J. Dellaquila, $3.51 million; M. H. Train, $3.51 million; S. J. Pelch, $3.51 million; and R. T. Sharp $3.51 million. The Committee may exercise “negative discretion” to reduce the award below these amounts based on an assessment of performance. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards. The Committee has delegated to the CEO authority to grant stock options (1) to employees other than corporate officers and business unit Presidents, subject to the Committee’s prior approval of the aggregate number awarded, and (2) in connection with retention, promotion and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers or other officers who are subject to the Company’s trading blackout policy.

Summary Compensation Table Analysis

Mr. Farr’s total compensation for 2018 increased compared to 2017 primarily as result of an increase in performance shares awards and an increased bonus due to the Company’s outstanding financial performance and other factors discussed above. Mr. Farr’s total compensation as shown in the Summary Compensation Table also includes an amount for the actuarial change in his pension value. This amount was significantly higher in 2016 compared to 2017 and 2018 as a result of a lower applicable discount rate in 2016, over which the Committee has no control. No changes were made in the method of calculating NEO benefits.

Total compensation in the table for the other NEOs for 2018 was comparable to 2017. Mr. Pelch’s total compensation was increased due to his promotion effective December 31, 2017. Total compensation for certain NEOs was also impacted by changes in the discount rate used to calculate pension benefits.

32	EMERSON 2019 PROXY STATEMENT

Compensation Tables

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers for the last fiscal year, as well as our former President who retired on October 1, 2018 (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)		Total ($)
D. N. Farr Chairman of the Board and Chief Executive Officer(6)	2018	1,350,000	2,700,000	10,990,690	—	—	568,837		15,609,527
	2017	1,300,000	2,500,000	7,736,250	—	526,000	486,278		12,548,528
	2016	1,300,000	1,700,000	7,368,000	—	4,258,000	511,533		15,137,533
E. L. Monser Former President(7)	2018	775,000	1,250,000	2,668,260	—	165,000	139,790		4,998,050
	2017	750,000	1,150,000	3,094,500	—	162,000	124,171		5,280,671
	2016	740,000	950,000	2,456,000	—	815,000	133,436		5,094,436
F. J. Dellaquila Senior Executive Vice President and Chief Financial Officer	2018	715,000	1,300,000	3,340,560	—	490,000	127,463		5,973,023
	2017	690,000	1,150,000	3,610,250	—	538,000	108,370		6,096,620
	2016	660,000	950,000	2,456,000	—	1,785,000	115,775		5,966,775

M. H. Train President(8)	2018	570,000	750,000	3,568,150	—	—	81,448		4,969,598

S. J. Pelch Chief Operating Officer and Executive Vice President – Organizational Development(9)	2018	550,000	700,000	3,340,560	—	—	80,130		4,670,690
	2017	460,000	500,000	3,094,500	—	35,000	65,369		4,154,869
	2016	435,000	350,000	3,192,800	—	228,000	126,401	(10)	4,332,201
R. T. Sharp Executive President Commercial and Residential Solutions	2018	560,000	750,000	3,568,150	—	—	95,135		4,973,285

(1)	Represent cash bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)

The amounts relate to performance shares awards to all NEOs for each year, restricted stock in 2018 for Messrs. Dellaquila, Train, Pelch and Sharp, restricted stock in 2017 for Messrs. Monser, Dellaquila and Pelch, and restricted stock in 2016 for Mr. Pelch. See the Grants of Plan-Based Awards table at page 35 below for information on awards granted in fiscal 2018. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. For performance shares awards granted in 2018, the grant date fair values were: Mr. Farr-$10,990,690, Messrs. Monser, Dellaquila and Pelch-$2,668,260, and Messrs. Train and Sharp-$2,223,550. For performance shares awards granted in and shown for 2017, the grant date fair values were: Mr. Farr-$7,736,250 and Messrs. Monser, Dellaquila and Pelch-$2,578,750. For performance shares awards granted in and shown for 2016, the grant date fair values were: Mr. Farr-$7,368,000 and Messrs. Monser, Dellaquila and Pelch-$2,456,000. If the maximum payout is earned, the number of performance shares paid out would be 145% for Mr. Farr, and 155% for each of the other NEOs for the 2018 performance shares awards, 125% for the 2017 awards and 115% for the 2016 awards, which would have amounted to the following grant date fair values for the awards shown: for 2018, Mr. Farr-$15,936,501, Messrs. Monser, Dellaquila, and Pelch-4,135,803, and for Messrs. Train and Sharp-$3,446,503; for 2017, Mr. Farr-$9,670,313, and Messrs. Monser, Dellaquila and Pelch-$3,223,438; for 2016, Mr. Farr-$8,473,200, and Messrs. Monser, Dellaquila and Pelch-$2,824,400. See Note 15 to the Company’s fiscal 2018 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(3)

The amounts relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the NEOs. See Note 15 to the Company’s fiscal 2018 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(4)

For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2016, almost 70% of the increase for Mr. Farr resulted from a decrease in the applicable discount rate in that

EMERSON 2019 PROXY STATEMENT	33

COMPENSATION TABLES

year, and for Messrs. Monser and Dellaquila, approximately 50% of the increase resulted from a lower discount rate. For fiscal 2018, the applicable discount rate used to value pension plan liabilities was increased, which negatively affected the actuarial present values resulting in a decrease in value for certain participants. Pursuant to applicable regulations, does not include the following negative amounts relating to the change in actuarial present value in 2018: Mr. Farr-($154,000); Mr. Train-($21,000); Mr. Pelch-($11,000) and Mr. Sharp-($1,000). In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.

(5)	Includes the following amounts for 2018:

Name	Perquisites(a)	Savings Plan(b)	Life Insurance(c)	Total(d)
D. N. Farr	$449,050	$97,198	$22,589	$568,837
E. L. Monser	$ 53,307	$49,099	$37,384	$139,790
F. J. Dellaquila	$ 58,579	$47,599	$21,285	$127,463
M. H. Train	$ 30,072	$49,281	$ 2,095	$81,448
S. J. Pelch	$ 44,467	$27,156	$ 8,507	$80,130
R. T. Sharp	$ 57,535	$30,604	$ 6,996	$95,135

(a)

The perquisites provided are: tax and financial planning, leased Company car, club fees, annual physical, tickets for sporting or other events and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s Board of Directors and its security program require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. Mr. Farr reimburses the Company for personal air travel at first class rates. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For Mr. Farr, the incremental amount of personal use of Company aircraft was $359,483, which is included in the perquisites amount above.

(b)	Contributions by the Company for the NEOs to the Company’s retirement savings plans.

(c)	Premiums paid by the Company on behalf of the NEOs for term life insurance.

(d)	None of these amounts were grossed up for taxes.

(6)	Mr. Farr does not receive any separate compensation for his service as a Director.

(7)

Mr. Monser retired as President on October 1, 2018. Please see “Description of E. L. Monser Letter Agreement” at page 43 for a description of his retirement arrangements. Mr. Train became President as of that date.

(8)	Mr. Train became President on October 1, 2018. He previously served as Executive President Automation Solutions.

(9)	Mr. Pelch became Chief Operating Officer on December 31, 2017.

(10)	Includes a payment of $62,500 in 2016 for Mr. Pelch under a retention award made prior to becoming an NEO.

34	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information about equity awards granted to the NEOs in fiscal 2018.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold (#)	Target (#)(1)	Maximum (#)(1)
D. N. Farr	11/7/2017	N/A	173,000	250,850				10,990,690
E. L. Monser(4)	11/7/2017	N/A	42,000	65,100				2,668,260
F. J. Dellaquila	11/7/2017	N/A	42,000	65,100				2,668,260
	4/30/2018				10,000			672,300
M. H. Train	11/7/2017	N/A	35,000	54,250				2,223,550
	4/30/2018				20,000			1,344,600
S. J. Pelch	11/7/2017	N/A	42,000	65,100				2,668,260
	4/30/2018				10,000			672,300
R. T. Sharp	11/7/2017	N/A	35,000	54,250				2,223,550
	4/30/2018				20,000			1,344,600

(1)

Includes performance shares awards granted in November 2017 under the Fiscal 2018–2020 Performance Shares Program (under our 2015 Incentive Shares Plan). See “Performance Shares” at page 28 above for additional detail regarding the program, performance shares and how shares are earned.

(2)

Includes restricted stock granted in fiscal 2018 under the 2015 Incentive Shares Plan which cliff vests after 5 years from the date of grant. Please see “Restricted Stock” at page 29 above for additional information regarding restricted stock awards.

(3)

Includes the grant date fair value of awards of restricted stock and performance shares computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the NEOs. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance shares awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period, adjusted to current value each year, which varies depending upon stock price and the probability that targets will be reached, and therefore will generally not be equal to the grant date fair value reported above. For restricted stock, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. See Note 15 to the Company’s fiscal 2018 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

(4)

Mr. Monser retired as of October 1, 2018. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Monser will continue to vest in his restricted stock awards and his outstanding options will remain exercisable for their terms. He received his earned payout of the Fiscal 2016–2018 Performance Shares Program in November 2018, and he may receive his earned payout of the Fiscal 2017–2019 Performance Shares Program and up to a 50% pro rata payout under the Fiscal 2018–2020 Performance Shares Program, subject to the Company’s achievement of the defined performance objectives (capped at 125%). Please see “Description of E. L. Monser Letter Agreement” on page 43 below for a description of Mr. Monser’s letter agreement.

EMERSON 2019 PROXY STATEMENT	35

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The following table provides holdings of stock options, performance shares and restricted stock by our NEOs at the end of fiscal 2018, including unexercised stock options, unvested restricted stock and performance shares with performance conditions that had not yet been satisfied.

	Option Awards					Stock Awards

Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
D. N. Farr	10/4/10	250,000		53.31	10/4/2020	(2)	200,000(2)	15,316,000
	10/1/13	200,000		65.07	10/1/2023	11/1/16			150,000(4)	11,487,000
						11/7/17			173,000(5)	13,248,340
E. L. Monser(6)	10/4/10	130,000		53.31	10/4/2020	(2)	10,000(2)	765,800
	10/1/13	120,000		65.07	10/1/2023	11/1/16			50,000(4)	3,829,000
						11/7/17			42,000(5)	3,216,360
F. J. Dellaquila	10/4/10	45,563		53.31	10/4/2020	(2)	70,000(2)	5,360,600
	10/1/13	100,000		65.07	10/1/2023	11/1/16			50,000(4)	3,829,000
						11/7/17			42,000(5)	3,216,360
M. H. Train	10/4/2010	18,000		53.31	10/4/2020	(2)	50,000(2)	3,829,000
	10/1/2013	22,000		65.07	10/1/2023	11/1/16			40,000(4)	3,063,200
	11/3/2015	14,666	7,334	49.64	11/3/2025	11/7/17			35,000(5)	2,680,300
S. J. Pelch	10/4/10	5,379		53.31	10/4/2020	(2)	45,000(2)	3,446,100
	10/1/13	15,000		65.07	10/1/2023	11/1/16			50,000(4)	3,829,000
						11/7/17			42,000(5)	3,216,360
R.T. Sharp	10/1/2013	15,000		65.07	10/1/2023	(2)	55,000(2)	4,211,900
	2/2/2015	15,000		58.97	2/2/2025	11/1/16			40,000(4)	3,063,200
						11/7/17			35,000(5)	2,680,300

(1)	The options become exercisable in three equal annual installments beginning one year after the date of grant.

36	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

(2)	Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
D. N. Farr	100,000	10	10/7/2008	10/7/2018
	100,000	5	11/4/2014	11/4/2019
E. L. Monser	10,000	3	11/1/2016	11/1/2019
F. J. Dellaquila	10,000	10	10/7/2008	10/7/2018
	20,000	10	10/5/2009	10/5/2019
	10,000	8	10/1/2013	10/1/2021
	20,000	5	11/1/2016	11/1/2021
	10,000	5	4/30/2018	4/30/2023
M. H. Train	10,000	10	10/7/2008	10/7/2018
	10,000	10	10/1/2012	10/1/2022
	10,000	10	10/7/2014	10/7/2024
	20,000	5	4/30/2018	4/30/2023
S. J. Pelch	10,000	10	10/1/2013	10/1/2023
	15,000	10	11/3/2015	11/3/2025
	10,000	5	11/1/2016	11/1/2021
	10,000	5	4/30/2018	4/30/2023
R.T. Sharp	10,000	10	10/7/2008	10/7/2018
	10,000	10	10/1/2012	10/1/2022
	15,000	10	2/1/2016	2/1/2026
	20,000	5	4/30/2018	4/30/2023

(3)	Based on the closing share price of of $76.58 on September 30, 2018.

(4)

Consists of performance shares awards granted in fiscal 2017 under the Fiscal 2017–2019 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2019. The target number of shares that can be earned under these awards are shown in this column. Participants can earn up to 125% of the target. See “Performance Shares” at page 28 above for additional information regarding the program.

(5)

Consists of performance shares awards granted in fiscal 2018 under the Fiscal 2018–2020 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2020. The target number of shares that can be earned under these awards are shown in this column. Participants can earn up to between 125% and 155% of the target.

(6)

Except for the awards of restricted stock and performance shares granted after 2015, the economic interests in one-half of such awards were transferred to Mr. Monser’s ex-wife in fiscal 2015 pursuant to a domestic relations order and are held by Mr. Monser for her benefit. Mr. Monser retired as of October 1, 2018. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Monser’s outstanding vested options will remain exercisable for five years following his retirement, but not longer than the original expiration date. Mr. Monser will continue to vest in his restricted stock awards and received his earned payout of the Fiscal 2016–2018 Performance Shares Program in November 2018. He may receive his earned payout of the Fiscal 2017–2019 Performance Shares Program and up to a 50% pro rata payout under the Fiscal 2018–2020 Performance Shares Program subject to the Company’s achievement of the defined performance objectives (capped at 125%). Please see “Description of E. L. Monser Letter Agreement” at page 43 below for a description of Mr. Monser’s letter agreement.

EMERSON 2019 PROXY STATEMENT	37

COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides the number of shares acquired and value realized for our NEOs in fiscal 2018 for stock option exercises, performance shares awards earned and vested restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)
D. N. Farr			145,500	(2)	10,052,595
			80,000		5,057,200
			60,000		3,849,900
E. L. Monser			48,500	(2)	3,350,865
F. J. Dellaquila	63,437	1,677,011	48,500	(2)	3,350,865
M. H. Train	17,000	675,860	33,950	(2)	2,345,606
			10,000		629,850
S. J. Pelch	12,821	288,866	48,500	(2)	3,350,865
R. T. Sharp	12,000	181,800	33,950	(2)	2,345,606

(1)	Represents the difference between the option exercise price and the average of the high and low share prices for the Company’s common stock on the day of exercise.

(2)

Reflects the earnings of performance shares granted in 2016 under the Fiscal 2016–2018 Performance Shares Program. The performance shares were subject to performance goals for the period ending September 30, 2018, and the percentage earned was 97%. Awards were paid out on November 6, 2018. See “Performance Shares” at page 28 above for additional information regarding the program.

(3)

Represents the vesting of 80,000 shares and 60,000 shares of restricted stock with vesting terms of 6 years and 3 years, respectively, for Mr. Farr and the vesting of 10,000 shares of restricted stock with a vesting term of 10 years for Mr. Train.

(4)

Values realized for performance shares earned are based on the average of the high and low share prices ($69.09) on November 6, 2018, the date the Compensation Committee determined that the performance targets for the performance period ended September 30, 2018 had been met. Values realized for restricted stock are based on the average of the high and low share prices ($62.985, $63.215 and $64.165) on October 2, 2017, October 3, 2017, and November 4, 2017, respectively, the dates of vesting.

Pension Benefits

Below is information on the pension benefits for the NEOs under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 60,000 participants on September 30, 2018, including the NEOs. Plan benefits are based primarily on a formula that considers the highest consecutive five-year average of the executive’s annual cash earnings, base salary plus bonus (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($270,000 for fiscal 2018).

The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for Messrs. Farr, Train and Pelch includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units. In addition, Mr. Train is no longer accruing pension benefit service under the plan.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2018, Messrs. Farr and Dellaquila are eligible for early retirement. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first five years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after five years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.

Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2018 is $220,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

38	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan are by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. No pension benefits were paid to any of the NEOs during fiscal 2018.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2018 for the NEOs under each plan based upon the assumptions described in footnote (2).

Pension Benefits Table
Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
D. N. Farr	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	38 38	$ $	1,654,000 23,393,000	— —
E. L. Monser	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	17 17	$ $	777,000 4,679,000	— —
F. J. Dellaquila	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	27 27	$ $	1,128,000 6,468,000	— —
M. H. Train(3)	Emerson Electric Co. Retirement Plan	18		$574,000	—
S. J. Pelch	Emerson Electric Co. Retirement Plan	32		$913,000	—
R. T. Sharp	Emerson Electric Co. Retirement Plan	16		$416,000	—

(1)

The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year. Mr. Monser has 37 years of service with the Company, but only 17 years of credited service under the Retirement Plan as he previously participated in a subsidiary profit sharing plan.

(2)

The accumulated benefit is based on service and earnings under the plans through September 30, 2018. The present value has been calculated assuming the accumulated benefit as of September 30, 2018 commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 11 to the Company’s fiscal year 2018 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the discount rate assumption is a weighted average of 4.26% for the Retirement Plan and 4.23% for the Pension Restoration Plan, and the post-retirement mortality assumption is based on the RP-2014 Mortality Table with future mortality improvements.

(3)	Mr. Train no longer actively participates in the Retirement Plan and does not accrue additional service credit.

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (“Savings Investment Restoration Plan”) is a nonqualified, unfunded defined contribution plan. The plan provides benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to IRC qualified plan compensation limits.

Participants in the Savings Investment Restoration Plan are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an amount equal to 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP). Compensation generally includes cash pay (base salary and annual bonus) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and will be credited with returns based on the same investment alternatives selected by the participant under the ESIP,

EMERSON 2019 PROXY STATEMENT	39

COMPENSATION TABLES

which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to 10 equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Emerson Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)
D. N. Farr	307,833	88,098	2,078,696	—	13,127,643
E. L. Monser	153,917	40,141	550,394	—	4,010,215
F. J. Dellaquila	157,627	38,555	148,734	—	4,073,157
M. H. Train	20,188	28,031	51,403	—	358,390
S. J. Pelch	154,267	20,917	152,876	—	1,269,208
R. T. Sharp	118,417	21,504	40,087	—	469,846

(1)

Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plan. NEO and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)

Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2017 and 2016, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Farr-$307,050 ($67,050), $317,549 ($69,550); Mr. Monser-$170,707 ($34,740), $174,845 ($35,712); Mr. Dellaquila-$192,007 ($33,019), $199,341 ($33,508); and Mr. Pelch-$104,154 ($15,057), $76,567 ($14,901). For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.

Potential Payments Upon Termination or Change of Control

As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions. As described on page 43, the terms and conditions of Mr. Monser’s retirement are set forth in a letter agreement. Please see “Description of E. L. Monser Letter Agreement” on page 43.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.

40	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination.

Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•

Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;

•

Upon retirement after age 65, the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether a NEO would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•

The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;

•

If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plan if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;

•

The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•

Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plan;

•

Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and

•	Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.

EMERSON 2019 PROXY STATEMENT	41

COMPENSATION TABLES

Payments Made Upon Other Termination

If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•	Payment of the vested portion of the NEO’s Savings Investment Restoration Plan account, in a single lump sum after termination.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of a voluntary resignation or termination for cause. This includes the discretion to:

•	Determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;

•	Determine whether the NEO would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•	Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than three years; and

•

Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid;

•

All unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;

•

Performance objectives of outstanding performance shares awards would be deemed satisfied, with payout made immediately. For performance shares granted under the shareholder approved 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, meaning that in connection with a change of control (a) the award has not been appropriately assumed or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles;

•

All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan would vest immediately if a “double trigger” event (as defined above) occurs;

•	The NEO would vest in all unvested Company contributions to the Savings Investment Restoration Plan, and the vested amount would be paid in a single lump sum; and

•

An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.

“Change of Control” Definition

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plan, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.

42	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

Description of E. L. Monser Letter Agreement

E. L. Monser retired on October 1, 2018. On October 2, 2018, the Company and Mr. Monser entered into a letter agreement in connection with his retirement. Under the letter agreement, Mr. Monser agreed, among other things: (i) not to compete with, or solicit to hire the employees of, the Company or any of its affiliates during a period of five years from his date of retirement; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company and (iv) comply with non-disparagement obligations. Mr. Monser also released and discharged the Company, its affiliates, and its and their respective directors, officers, employees and agents from any and all claims or liabilities of whatever nature, and will remain subject to the Company’s clawback policy.

Mr. Monser remained eligible to receive his 2018 annual bonus based on Company financial performance. Mr. Monser remained eligible to receive a full payout of any earned award under the Fiscal 2016–2018 Performance Shares Program and remains eligible to receive a full payout under the Fiscal 2017–2019 Performance Shares Program, subject to the Company’s achievement of the performance objectives. Mr. Monser has agreed to remain available for consulting on an as needed basis. In consideration for his availability, Mr. Monser may receive up to a 50% pro rata earned payout of the performance shares awarded to him under the Company’s Fiscal 2018–2020 Performance Shares Program, subject to the Company’s achievement of the performance objectives, which amount will be determined and paid at the times provided for under the 2018 Program. The agreement reduced his maximum payout opportunity from 155% to 125% with respect to the 2018 Program. Mr. Monser’s vested options will remain exercisable for five years following retirement, but no longer than the original term of each option. In addition, Mr. Monser’s restricted stock awards will continue to vest in accordance with their terms. Please see the “Outstanding Equity Awards at Fiscal Year-End Table” at page 36 above for more information on these awards.

Mr. Monser will be eligible to receive monthly pension benefits earned under the Company’s qualified and non-qualified pension plans. He will also be eligible to receive distributions from the Company’s qualified and non-qualified 401(k) retirement savings plans.

If Mr. Monser violates any of his obligations to the Company under the letter agreement, he will forfeit all payments to be made or benefits provided under the letter agreement, and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the letter agreement prior to the date of breach.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control of the Company for each of the NEOs, assuming the NEO’s employment terminated on September 30, 2018, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing share price of $76.58 on that date. Other assumptions made with respect to specific payments or benefits are set forth in applicable footnotes to the tables. See “Description of E. L. Monser Letter Agreement” above for a description of Mr. Monser’s retirement arrangements. Due to the number of factors that affect the nature and amount of any payments or benefits provided upon a termination or Change of Control, including, but not limited to, the date of any such event, the Company’s stock price and the NEO’s, any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

D. N. Farr
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	33,568,843(7)
Restricted Stock	—	(8)	13,784,400	(9)	13,784,400	(9)	—	(8)	—	(8)	15,316,000(10)
Pension Restoration Plan(11)	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

EMERSON 2019 PROXY STATEMENT	43

COMPENSATION TABLES

F. J. Dellaquila
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	9,771,608(7)
Restricted Stock	—	(8)	3,235,505	(9)	3,235,505	(9)	—	(8)	—	(8)	5,360,600(10)
Pension Restoration Plan(9)	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

M. H. Train
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	84,414	(4)	84,414	(4)	84,414	(4)	—		—		84,414(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	7,983,465(7)
Restricted Stock	—	(8)	1,531,600	(9)	1,531,600	(9)	—	(8)	—	(8)	3,829,000(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

S. J. Pelch
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	9,771,608(7)
Restricted Stock	—	(8)	1,033,830	(9)	1,033,830	(9)	—	(8)	—	(8)	3,446,100(10)
Pension Restoration Plan	N/A		N/A		N/A		N/A		N/A		N/A
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

R. L. Sharp
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	7,983,465(7)
Restricted Stock	—	(8)	1,569,890	(9)	1,569,890	(9)	—	(8)	—	(8)	4,211,900(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

(1)

The Committee has discretion whether or not to pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal 2018 were: Mr. Farr-$2,700,000; Mr. Dellaquila-$1,300,000; Mr. Train-$750,000; Mr. Pelch-$700,000 and Mr. Sharp-$750,000.

(2)	This column assumes the Committee would exercise its discretion not to pay a bonus or make a payout of outstanding performance shares.

(3)	There would be no acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)	Represents the closing share price of $76.58 minus the exercise price times the number of outstanding options for all in-the-money, unvested options.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions

44	EMERSON 2019 PROXY STATEMENT

COMPENSATION TABLES

(6)	Assumes the Committee does not allow any payout for the performance shares awards granted in 2017 or 2018. See Outstanding Equity Awards at Fiscal Year-End table at page 36 above.

(7)	The amount shown includes the entire amount of 2017 and 2018 awards at the highest level.

(8)	Assumes Committee would exercise its discretion to not allow any further vesting.

(9)	Represents pro rata value of all unvested restricted stock, based on years elapsed rounded to whole years.

(10)	Represents the value of all unvested shares of restricted stock.

(11)

See “Pension Benefits” on page 38 for information on vested pension benefits. Amounts shown in the table include the excess, if any, over the amounts shown in the Pension Benefits table. For a Change of Control, the amounts shown also include the discounted present value of unvested amounts under the Pension Restoration Plan.

(12)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

(13)	The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2018.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of

Regulation S-K, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee, we chose “Base Pay, Shift Premium and Overtime, Bonus and Commission or equivalent” as our consistently applied compensation measure. Using a determination date of July 1, 2018, we calculated the median wages for 80,723 employees. We excluded employees in the following 5 countries (4.95% of the global workforce), under the 5% de Minimis rule: Hungary (600), Indonesia (33), The Philippines (3,023), Slovakia (323) and Ukraine (18).

Applying a valid statistical sampling methodology to the remaining 76,726 employees, we then produced a sample of employees who were paid within a 5% range of that median and selected an employee from within that group as our median employee. We determined that the 2018 Summary Compensation Table total compensation and value of nondiscriminatory benefits for our CEO and median employee were $15,619,741 and $36,791, which includes $10,214 in company provided medical and dental benefits for our CEO. Our estimate of the ratio of CEO pay to median worker pay is 425:1. This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above.

As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

EMERSON 2019 PROXY STATEMENT	45

Management Proposals

Proxy Item No. 1: ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated three Directors of the Company to be elected for terms ending at the Annual Meetings specified below, or until their successors have been elected and qualified. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All of the nominees meet the Board membership criteria described on page 13 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.

Board Diversity

Directors’ Core Competencies

The table below shows the Directors’ Core Competencies as a full Board. These competencies are aligned with our business strategy.

46	EMERSON 2019 PROXY STATEMENT

MANAGEMENT PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Director Nominees for Terms Ending in 2022

Age: 70 Director Since: 2009 Committees: • Compensation Committee • Executive Committee • Finance Committee	CLEMENS A. H. BOERSIG Lead Independent Director, Emerson Retired Chairman, The Supervisory Board, Deutsche Bank AG, a Global Investment Bank

Qualifications:

Dr. Boersig’s qualifications to serve on the Board also include his leadership, financial expertise and international experience gained from his past service as Chairman of the Supervisory Board of Deutsche Bank AG, as a current member of the Supervisory Boards and various Board committees of Daimler AG and Linde AG; and his experience from his prior service as a member of the Management Boards of Deutsche Bank, Robert Bosch GmbH and RWE AG and the Supervisory Board of Bayer AG; and as former Chief Financial Officer and Chief Risk Officer of Deutsche Bank and Chief Financial Officer of RWE.

Key Experiences:

Current Public Company Directorships:

•  Linde plc

•  Supervisory Board Member of Daimler AG, Linde AG

Prior Public Company Directorships (year service ended):

•  Member of the Supervisory Board of Bayer AG (2017)

•  Management Boards of Deutsche Bank (2006)

•  RWE AG (1999)

•  Robert Bosch GmbH (1996)

Age: 64 Director Since: 2012 Committees: • Audit Committee • Executive Committee • Nominating Committee	JOSHUA B. BOLTEN President and Chief Executive Officer, Business Roundtable, Pro-Business Public Policy Advocacy Group

Qualifications:

Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his position prior to January 2017 as Managing Director of Rock Creek Global Advisors, an international advisory firm, and his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as President and Chief Executive Officer of the Business Roundtable and a member of the Boards of the U.S. Holocaust Memorial Museum, the ONE Campaign and Princeton University.

Key Experiences:

Current Public Company Directorships:

•  International Advisory Board of BP plc

•  PIMCO Global Advisory Board

Each biography is supplemented with the inclusion of three key experiences that each Director brings to the Board.

EMERSON 2019 PROXY STATEMENT	47

MANAGEMENT PROPOSALS

Age: 53 Director Since: 2018 Committees: • Audit Committee • Finance Committee	LORI M. LEE Chief Executive Officer, AT&T Latin America Global Marketing Officer, AT&T, Inc, a Global Technology, Media and Telecommunications Company

Qualifications:

Ms. Lee’s qualifications to serve on the Board also include her leadership, international and global marketing experience in her prior positions as Senior Executive Vice President and Global Marketing Officer AT&T, Inc. from April 2015 through July 2017; Senior Executive Vice President – Home Solutions, AT&T, Inc. from April 2013 through March 2015; Executive Vice President – Home Solutions, AT&T, Inc.; Chief Marketing Officer – Home Solutions, AT&T Services, Inc.; Senior Vice President – Small Business Marketing, AT&T Services, Inc.; Senior Vice President – Customer Care, AT&T Operations, Inc.; Senior Vice President-Corporate Strategy, AT&T Operations, Inc.; Senior Vice President – Strategic Planning, AT&T Operations, Inc.

Key Experiences:

Continuing Directors

The following Directors are not standing for election at the 2019 Annual Meeting of Shareholders.

Directors with Terms ending in 2020

Age: 63 Director Since: 2000 Committees: • Executive Committee	DAVID N. FARR Chairman of the Board and Chief Executive Officer, Emerson

Qualifications:

Mr. Farr’s qualifications to serve on the Board also include his prior leadership, international and planning experience as Chief Operating Officer of Emerson; Executive Vice President and Business Leader, Emerson Process Management; Chief Executive Officer of Astec International, a former Hong Kong based Emerson subsidiary; President, Ridge Tool Company a subsidiary of Emerson; and Vice President, Emerson Corporate Planning and Development, and as a Director of International Business Machines Corporation.

Key Experiences:

Current Public Company Directorships:

•  International Business Machines Corporation

48	EMERSON 2019 PROXY STATEMENT

MANAGEMENT PROPOSALS

Age: 59 Director Since: 2017 Committees: • Compensation Committee • Finance Committee	GLORIA A. FLACH Retired Corporate Vice President and Chief Operating Officer, Northrop Grumman Corporation, a Global Security Company

Qualifications:

Ms. Flach’s qualifications to serve on the Board include her leadership, international and industry experience as Chief Operating Officer of Northrop Grumman Corporation (“NGC”) from January 2016 through December 2017, overseeing and enhancing program execution, risk management and operational excellence across the company; her leadership of NGC’s global supply chain and service as a member of the Corporate Policy Council; her NGC service as President of the Electronic Systems Sector from January 2013 through December 2015 and President of Enterprise Shared Services from March 2010 through December 2012; her current service on the Loyola University, Maryland, board of advisors.

Key Experiences:

Age: 53 Director Since: 2012 Committees: • Audit Committee • Compensation Committee	MATTHEW S. LEVATICH President and Chief Executive Officer, Harley-Davidson, Inc., a Manufacturer of Motorcycles and Related Products

Qualifications:

Mr. Levatich’s qualifications also include his extensive manufacturing, global marketing and management experience as a Harley-Davidson executive, including his prior service as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc. from 2009 to May 2015; as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the executive advisory board of the MMM Program at the J. L. Kellogg Graduate School of Management and Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Key Experiences:

Current Public Company Directorships:

•  Harley-Davidson, Inc.

EMERSON 2019 PROXY STATEMENT	49

MANAGEMENT PROPOSALS

Directors with Terms Ending in 2021

Age: 72 Director Since: 2000 Committees: • Executive Committee • Finance Committee	ARTHUR F. GOLDEN Senior Partner, Davis Polk & Wardwell, a Law Firm

Qualifications:

Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience as Senior Partner and Global Co-Chair of Mergers and Acquisitions at Davis Polk; leading Davis Polk teams in private and governmental litigation; representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; his prior service as a member of his firm’s Management Committee; and his current service as Chairman of the Board of Trustees of Rensselaer Polytechnic Institute.

Key Experiences:

Age: 71 Director Since: 2014 Committees: • Audit Committee • Nominating Committee	CANDACE KENDLE Retired Chair and Chief Executive Officer, Kendle International Inc., a Global Clinical Research Organization

Qualifications:

Dr. Kendle’s qualifications to serve on the Board include her leadership, international and healthcare experience, gained from her prior service as co-founder, Chair and Chief Executive Officer of Kendle International Inc.; her experience as a founder of ReadAloud.org, a non-profit organization aimed at improving childhood literacy; her service as a director and member of the Audit Committee of United Parcel Service, Inc.; her prior service as a director and as a member of the Audit and Corporate Governance Committees of H. J. Heinz; and her prior service on the faculties of a number of leading universities, including the University of Cincinnati College of Pharmacy, the University of Pennsylvania School of Medicine, and the University of North Carolina School of Medicine and School of Pharmacy.

Key Experiences:

Current Public Company Directorships:

•  United Parcel Service, Inc.

Prior Public Company Directorships (year service ended):

•  H.J. Heinz (2013)

50	EMERSON 2019 PROXY STATEMENT

MANAGEMENT PROPOSALS

Age: 63 Director Since: 2013 Committees: • Audit Committee • Executive Committee • Nominating Committee	JAMES S. TURLEY Retired Chairman of the Board and Chief Executive Officer, Ernst & Young, a Professional Services Organization

Qualifications:

Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrop Grumman Corporation; his service as a director and Chair of the Compensation Committee of Intrexon Corp.; and his service on the board of the Kohler Company. He also serves on the board of directors and as an officer of the Boy Scouts of America, and on the boards of directors of the St. Louis MUNY, Theatre Forward and Forest Park Forever.

Key Experiences:

Current Public Company Directorships:

•  Citigroup, Inc.

•  Northrop Grumman Corporation

•  Intrexon Corporation

Proxy Item No. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2019. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2018 and has been retained continuously as the Company’s external auditor for more than 50 years.

The members of the Audit Committee believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EMERSON 2019 PROXY STATEMENT	51

MANAGEMENT PROPOSALS

Proxy Item No. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At each of the last eight Annual Meetings of Shareholders, over 90% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay for performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes and intense global competition, and it continues to do so today.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 19 to 32. The Company’s executive compensation program supports Emerson’s rigorously-applied management, organizational review and compensation planning processes, which have been implemented over the years by successive teams of talented and committed executives.

The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.

We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices:

•	Pay for Performance. NEO compensation is tied to Company performance.

•	We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance.

•	Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company’s achievement of established financial objectives over a minimum three year performance period.

•	Maximize Shareholder Value While Mitigating Risk. Our performance shares program is based on above-market growth targets and rewards growth over the long term, discouraging short-term risk taking.

•	Alignment with Shareholders. We have substantial stock ownership requirements, which our NEOs greatly exceed, and blackout, clawback, pledging and anti-hedging policies.

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs.

•	No Employment, Severance or Golden Parachute Agreements with any of our NEOs.

•	Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards.

•	Double Trigger Change of Control. We utilize double trigger provisions on change of control in our 2011 Stock Option Plan and in our 2015 Incentive Shares Plan.

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 5, 2019, we expect that the next say-on-pay vote will occur at our next Annual Meeting scheduled to be held on February 4, 2020.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THIS PROPOSAL.

52	EMERSON 2019 PROXY STATEMENT

Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2018. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)
C. A. H. Boersig	24,249
J. B. Bolten	16,281
F. J. Dellaquila(3)	480,166
D. N. Farr(4)	2,861,391
G. A. Flach	3,953
A. F. Golden	70,306
C. Kendle(5)	15,278
L. M. Lee	(6)
M. S. Levatich	15,112
E. L. Monser(7)	398,336
S. J. Pelch	102,488
R. T. Sharp	126,657
M. H. Train	200,054
J. S. Turley	12,945
All Directors and Executive Officers as a group (19 persons) (8)(9)(10)	4,753,466

(1)

Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Farr-200,000; Mr. Dellaquila, Senior Executive Vice President and Chief Financial Officer-70,000; Mr. Monser, Former President-10,000; Mr. Pelch, Chief Operating Officer and Executive Vice President – Organization Planning and Development-45,000; Mr. Train, President-50,000; Mr. Sharp, Executive President Commercial and Residential Solutions-55,000; Dr. Boersig-3,450; Mr. Bolten-16,281; Ms. Flach-3,848; Mr. Golden-39,787; Dr. Kendle-11,673; Mr. Levatich-15,112; Mr. Turley-12,945; and all Directors and executive officers as a group-598,096. Also includes 20,799 restricted stock units held by Dr. Boersig, over which he has no voting or investment power.

(2)

As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2018, the right to acquire upon the exercise of employee stock options: Mr. Farr-450,000; Mr. Dellaquila-146,563; Mr. Monser-250,000; Mr. Pelch-20,379; Mr. Train-62,000; and Mr. Sharp-30,000. Also includes 20,799 restricted stock units held by Dr. Boersig.

(3)

Includes 8,442 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila’s spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila’s spouse with Mr. Dellaquila’s descendants as beneficiaries and Mr. Dellaquila and his spouse as trustees. Includes 2,000 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Dellaquila exercises investment power but has no financial interest.

(4)

Includes 531,247 shares held by the spouse and/or children of Mr. Farr. Includes 32,055 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(5)	Includes 1,200 shares held by the spouse of Dr. Kendle.

(6)	Ms. Lee was awarded 600 shares upon becoming a Director on October 2, 2018.

(7)

Amounts for Mr. Monser include 125,000 shares attributable to stock options, the economic interest in which were transferred to Mr. Monser’s ex-wife and are held by Mr. Monser for her benefit pursuant to a domestic relations order. Mr. Monser retired from the Company on October 1, 2018.

EMERSON 2019 PROXY STATEMENT	53

OWNERSHIP OF EMERSON EQUITY SECURITIES

(8)

Includes 1,140,941 shares of common stock which executive officers have, or will have within 60 days after September 30, 2018, the right to acquire upon exercise of employee stock options. Also includes 20,799 restricted stock units held by Dr. Boersig. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(9)

Includes 446,627 shares of common stock beneficially owned by five other executive officers of the Company, of which 65,000 shares are restricted and over which the other executive officers have no investment power, and 181,999 shares which the other executive officers have, or will have within 60 days after September 30, 2018, the right to acquire upon exercise of employee stock options.

(10)

Also includes 5,500 shares of restricted stock and 9,716 shares attributed to stock options held by an executive officer the economic interest in which were transferred to a former spouse and held for that former spouse’s benefit pursuant to a domestic relations order.

Ownership of Greater than 5% Shareholders

The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2018 based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group (1)	44,860,753	6.98%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc. (2)	41,049,012	6.4%
55 East 52nd Street, New York, NY 10055

(1)

The Vanguard Group filed a Schedule 13G/A on February 9, 2018 with the SEC indicating that, as of December 31, 2017, it had beneficial ownership of 44,860,753 shares, including sole voting power over 905,554 shares, sole dispositive power over 43,848,040 shares, shared voting power over 136,886 shares and shared dispositive power over 1,012,713 shares of the Company’s outstanding stock.

(2)

BlackRock, Inc. filed a Schedule 13G/A on January 29, 2018 with the SEC indicating that, as of December 31, 2017, it had beneficial ownership of 41,049,012 shares, including sole voting power over 35,300,605 shares, sole dispositive power over 41,049,012 shares of the Company’s outstanding stock.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the NYSE, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal 2018 its Directors and executive officers complied with all such requirements.

54	EMERSON 2019 PROXY STATEMENT

Questions and Answers About the 2019 Annual Meeting

1. Why did I receive these materials?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2019 Annual Meeting of Shareholders on February 5, 2019 at 10:00 a.m., Central Time, at the Headquarters of the Company, 8000 W. Florissant Avenue, St. Louis, MO 63136. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.

2. How are these materials being distributed?

On or about December 14, 2018, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 27, 2018, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.

3. Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?

If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.

4. What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.

5. What is the record date and what does it mean? Who can vote?

The record date for the 2019 Annual Meeting is November 27, 2018 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted 623,121,869 shares of our common stock, par value $0.50 per share.

6. What are the different methods I can use to vote my shares?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

7. How many votes must be present to hold the 2019 Annual Meeting?

To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting November 27, 2018, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet, telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

EMERSON 2019 PROXY STATEMENT	55

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

8. What vote is required to pass the proposals?

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2019 Annual Meeting is required to elect Directors, to ratify the appointment of KPMG, to approve the compensation of the Company’s NEOs and to act on any other matters properly brought before the meeting.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.

9. What if I do not specify a choice for a matter when returning a proxy?

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 2 and FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 3. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.

10. How will my shares be voted on any other matters to come before the meeting?

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

11. Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to rules of the NYSE.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters.

12. How can I revoke a proxy or change my vote?

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 4, 2019. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions

13. Who will pay the cost of this proxy solicitation?

The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.

56	EMERSON 2019 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

14. How do I obtain admission to the 2019 Annual Meeting?

Please see “Proxy Statement Summary—Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, directions, or if you require any special accommodations due to a disability, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. The meeting facilities will open at 9:30 a.m., Central Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

15. What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A, P.O. Box 505000, Louisville, Kentucky 40233; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-781-575-2879 (from outside the U.S. or Canada).

16. May shareholders ask questions at the 2019 Annual Meeting?

Yes. The Chairman will answer shareholders’ questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

EMERSON 2019 PROXY STATEMENT	57

Other Matters

Future Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Proposals of shareholders intended to be presented at the 2020 Annual Meeting scheduled to be held on February 4, 2020, must be received by the Company by August 16, 2019 for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of Emerson in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting, i.e., between October 7 and November 6, 2019 for the 2020 Annual Meeting. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.

A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.

In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.

Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

○

is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;

○

is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and

○	if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

58	EMERSON 2019 PROXY STATEMENT

OTHER MATTERS

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 17, 2019 and no later than August 16, 2019, to be considered timely for purposes of the Company’s 2020 Annual Meeting.

To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Bylaws.

Communications with the Company and Obtaining Emerson Documents

Shareholders and other interested persons may contact the Lead Independent Director or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Lead Independent Director or relevant Director.

The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

EMERSON 2019 PROXY STATEMENT	59

Appendix A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1	EMERSON 2019 PROXY STATEMENT

Emerson

World Headquarters

8000 W. Florissant Ave.

P.O. Box 4100

St. Louis, MO 63136

Emerson.com

EMERSON ELECTRIC CO. 8000 WEST FLORISSANT AVENUE P.O. BOX 4100 ST. LOUIS, MO 63136-8506	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 4, 2019 for shares held directly and by 11:59 P.M. Eastern Time on January 31, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 4, 2019 for shares held directly and by 11:59 P.M. Eastern Time on January 31, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS

If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 31, 2019. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52700-P14299	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMERSON ELECTRIC CO.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:
1. ELECTION OF DIRECTORS FOR TERMS ENDING IN 2022
Nominees:
01) C. A. H. Boersig
02) J. B. Bolten
03) L. M. Lee
	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:	For	Against	Abstain	The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.
	2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	3. Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐

MATERIALS ELECTION

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

		☐			For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ☐ ☐ Yes No		☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, February 5, 2019

10:00 A.M., Central Standard Time

Emerson Electric Co. Headquarters

8000 West Florissant Avenue

St. Louis, MO 63136

PLEASE PRESENT THIS NON-TRANSFERABLE TICKET AT THE REGISTRATION DESK UPON ARRIVAL

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report to Shareholders for the fiscal year ended

September 30, 2018, are available at www.proxyvote.com.

é FOLD AND DETACH HERE é	E52701-P14299

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint D.N. FARR, S.Y. BOSCO, and J.A. SPERINO, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 5, 2019, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)